EXHIBIT 10.1

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

COLLABORATION AND LICENSE AGREEMENT

THIS COLLABORATION AND LICENSE AGREEMENT (the “Agreement”) is made effective as of the 13th day of December, 2009 (“Effective Date”) by and between Array BioPharma Inc., a Delaware corporation, and Amgen Inc., a Delaware corporation.  Each of Array BioPharma Inc. and Amgen Inc. is sometimes referred to herein as a “Party” or, collectively, as the “Parties.”

RECITALS

A.                                 Array owns certain intellectual property rights and know-how with respect to that certain chemical compound designated as ARRY-403 and similar compounds, and believes that ARRY-403 has the potential to become a diabetes therapeutic with significant worldwide annual sales.

B.                                  The Parties are interested in collaborating to identify, develop and commercialize ARRY-403 and similar compounds for the treatment of diabetes and other diseases.

Now, therefore, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I - DEFINITIONS

The following terms shall have the following meanings as used in this Agreement:

1.1                            “403 Bioequivalence Trial” shall have the meaning described in Section 3.2.1.

1.2                            “403 MAD” shall have the meaning described in Section 3.2.1.

1.3                            “403 SAD” shall have the meaning described in Section 3.2.1.

1.4                            “Abandoned Product” shall have the meaning described in Section 11.5.5.

1.5                            “Acquirer IP” shall have the meaning described in Section 5.4.

1.6                            “Affiliate” shall mean any corporation or other entity which is directly or indirectly controlling, controlled by or under common control with a Party hereto for so long as such control exists.  For the purposes of this Section 1.2, “control” shall mean the direct or indirect ownership of more than fifty percent (50%) of the outstanding shares or other voting rights of the subject entity having the power to vote on or direct affairs of the entity, or if not meeting the preceding, the maximum voting right that may be held by the particular Party under the Law of the country where such entity exists.

1.7                            “Affiliating Party” shall have the meaning described in Section 5.4.

1.8                            “Amgen” shall mean Amgen Inc. and any of its Affiliates.

1.9                            “Amgen Abandoned Product Technology” shall mean, subject to Section 5.4.1 or 5.4.3, as applicable, all Information and Patents that meet the criteria of each of the following clauses: (i) are Controlled by Amgen as of the effective date of termination of this Agreement by Array pursuant to Section 11.2 for Amgen’s material breach, by Amgen pursuant to Section 11.3 or by Array pursuant to Section 11.4, [***].  Notwithstanding anything herein to the contrary, Amgen Abandoned Product Technology excludes Excluded Technology.

1.10                    “Amgen Indemnitees” shall have the meaning described in Section 10.4.2.

1.11                    “Amgen Know-How” shall mean, subject to Section 5.4.1 or 5.4.3, as applicable, (i) all Information Controlled by Amgen as of the Effective Date that is reasonably necessary or useful for the Parties to conduct their respective activities under the Discovery Program and Global Development Plan, (ii) Amgen’s interest in Information within the Collaboration Technology, and (iii) any other Information Controlled by Amgen during the term of this Agreement that is reasonably necessary or directly useful for the conduct of the Discovery Program; provided, however, that with respect to Information licensed by Amgen from Third Parties that is within the foregoing clause (iii), and not clause (i) or (ii), such Information shall not be included within the Amgen Know-How for purposes of the licenses to Array hereunder, except with respect to performance of activities under the license set forth in Section 5.2 using technology provided by Amgen, unless and until Array agrees with Amgen in writing to assume such payment obligations as they relate to Compounds and Products.  Amgen agrees to provide information regarding such payments (if any) to Third Parties upon Array’s request.  Notwithstanding anything herein to the contrary, Amgen Know-How excludes published Amgen Patents.

1.12                    “Amgen Patents” shall mean, subject to Section 5.4.1 or 5.4.3, as applicable, (i) all Patents Controlled by Amgen as of the Effective Date that are reasonably necessary or useful for the Parties to conduct their respective activities under the Discovery Program and Global Development Plan, (ii) Amgen’s interest in Patents claiming Collaboration Technology, and (iii) any other Patents Controlled by Amgen during the term of this Agreement that are reasonably necessary or directly useful for the conduct of the Discovery Program; provided, however, that with respect to Patents licensed by Amgen from Third Parties that are within the foregoing clause (iii), and not clause (i) or (ii), such Patents shall not be included within the Amgen Patents for purposes of the licenses to Array hereunder unless and until Array agrees with Amgen in writing to assume such payment obligations as they relate to Compounds and Products.  Amgen agrees to provide information regarding such payments (if any) to Third Parties upon Array’s request.

1.13                    “Amgen Retained Compounds” shall mean (i) all compounds Controlled or possessed by Amgen as of the Effective Date, (ii) all compounds[***], and (iii) all compounds [***].

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.14                    “Amgen Retained Compound Derivative” shall mean any compound that is not an Amgen Retained Compound but is a [***].

1.15                    “Amgen Technology” shall mean Amgen Patents and Amgen Know-How, subject to Section 5.4.1 or 5.4.3, as applicable, but shall exclude Excluded Technology.

1.16                    “API” shall have the meaning described in Section 2.4.2 hereof.

1.17                    “Array” shall mean Array BioPharma Inc. and any of its Affiliates.

1.18                    “Array Indemnitees” shall have the meaning described in Section 10.4.1 hereof.

1.19                    “Array Know-How” shall mean, subject to Section 5.4.1 or 5.4.3, as applicable, (i) all Information Controlled by Array as of the Effective Date that is reasonably necessary or useful for the Parties to conduct their respective activities under the Discovery Program and Global Development Plan and for Amgen to discover, research, develop, make, have made, use, import, offer to sell, sell and otherwise exploit Compounds or Products, (ii) Array’s interest in Information within the Collaboration Technology, and (iii) any other Information Controlled by Array during the term of this Agreement that is (A) reasonably necessary or directly useful for the discovery, research, development, manufacture, use or sale of Compounds or Products, including the ARRY-403 Product as manufactured and formulated by Array as of the Effective Date, or (B) that is reasonably necessary or directly useful for the conduct of the Discovery Program; provided, however, that with respect to Information licensed by Array from Third Parties that is within the foregoing clause (iii), and not clause (i) or (ii), such Information shall not be included within the Array Know-How for purposes of the licenses to Amgen hereunder unless and until Amgen agrees with Array in writing to assume such payment obligations as they relate to Compounds and Products.  Array agrees to provide information regarding such payments (if any) to Third Parties upon Amgen’s request.  Notwithstanding anything herein to the contrary, Array Know-How excludes published Array Patents.

1.20                    “Array Patents” shall mean, subject to Section 5.4.1 or 5.4.3, as applicable, (i) all Patents Controlled by Array as of the Effective Date that are reasonably necessary or useful for the Parties to conduct their respective activities under the Discovery Program and Global Development Plan and for Amgen to discover, research, develop, make, have made, use, import, offer to sell, sell and otherwise exploit Compounds or Products, (ii) Array’s interest in Patents claiming Collaboration Technology, and (iii) any other Patents Controlled by Array during the term of this Agreement that are (A) reasonably necessary or directly useful for the discovery, research, development, manufacture, use or sale of Compounds or Products, including the ARRY-403 Product as manufactured and formulated by Array as of the Effective Date (and in any event shall include Patents that claim the composition of matter or use of a Compound), or (B) that are reasonably necessary or directly useful for the conduct of the Discovery Program; provided, however, that with respect to Patents licensed by Array from Third Parties that are within the foregoing clause (iii), and

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

not clause (i) or (ii), such Patents shall not be included within the Array Patents for purposes of the licenses to Amgen hereunder unless and until Amgen agrees with Array in writing to assume such payment obligations as they relate to Compounds and Products.  Array agrees to provide information regarding such payments (if any) to Third Parties upon Amgen’s request.

1.21                    “Array Technology” shall mean Array Patents and Array Know-How, subject to Section 5.4.1 or 5.4.3, as applicable, but shall exclude Excluded Technology.

1.22                    “ARRY-403” shall mean Array’s proprietary small molecule compound known as ARRY-403.

1.23                    “ARRY-403 Inventory” shall have the meaning described in Section 2.4.2 hereof.

1.24                    “ARRY-403 Inventory Letter” shall have the meaning described in Section 10.2(f) hereof.

1.25                    “ARRY 403 Tablets” shall have the meaning described in Section 2.4.2 hereof.

1.26                    “Business Day” shall mean, whether capitalized or not capitalized in this Agreement, a calendar day on which both Parties are generally open for business (i.e., weekdays other than national or state holidays or formal company-specific holidays, including Amgen’s voluntary shut downs).

1.27                    “Change of Control” shall mean: (i) the acquisition, directly or indirectly, by any person, entity or “group” (within meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by means of a transaction or series of related transactions, of (a) beneficial ownership of fifty percent (50%) or more of the outstanding Voting Securities of a Party (or the surviving entity, as applicable, whether by merger, consolidation, reorganization, tender offer or other similar means), or (b) all, or substantially all, of the assets of a Party and its Affiliates; or (ii) any consolidation or merger of a Party with or into any Third Party, or any other corporate reorganization involving a Third Party, in which those persons or entities that are stockholders of the Party immediately prior to such consolidation, merger or reorganization (or prior to any series of related transactions leading up to such event) own fifty percent (50%) or less of the surviving entity’s voting power immediately after such consolidation, merger or reorganization.

1.28                    “Clinical Candidate” shall mean a Compound selected for clinical development in accordance with Section 2.6 below.

1.29                    “Clinical Candidate Criteria” shall mean (i) the initial criteria to be established as described in Section 2.6, below, or (ii) such other written criteria as are approved by the JRC.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.30                    “Collaboration Technology” shall mean all Information invented, discovered or created solely or jointly by employees, agents or consultants of Amgen and/or Array in the course of performing their respective activities after the Effective Date in the Discovery Program.

1.31                    “Combination Product” shall mean a Product that is a pharmaceutical preparation incorporating two or more therapeutically active ingredients, including at least one that is not a Compound, as its main active ingredients.  Notwithstanding the foregoing, drug delivery vehicles, adjuvants, and excipients shall not be deemed to be “therapeutically active ingredients,” and their presence shall not be deemed to create a Combination Product.

1.32                    “Commercially Reasonable Efforts” shall mean, with respect to activities of a Party related to the Program, the active and diligent efforts and resources typically used by that Party (or, if a Party does not engage in that activity for other products or compounds, by biotechnology and/or pharmaceutical companies that are similar in size and financial resources to such Party) in the conduct of such activities with respect to products of comparable market potential, taking into account all relevant factors including, as applicable, stage of development, efficacy and safety relative to competitive products in the marketplace, actual or anticipated governmental approved labeling, the nature and extent of market exclusivity (including patent coverage and regulatory exclusivity), cost and likelihood of obtaining Marketing Approval, and actual or projected profitability.  For purposes of clarity, Commercially Reasonable Efforts will be determined on a market-by-market basis within the Territory, and it is anticipated that the level of effort may be different for different markets and may change over time, reflecting changes in the status of Product and the market(s) involved.

1.33                    “Composition Patents” shall mean Array Patents that claim composition of matter of any Compounds, including the Patents set forth on Exhibit 10.2(a).

1.34                    “Compound” shall mean (i) ARRY-403, (ii) all small molecules tested for glucokinase activation by Array prior to the Effective Date, or made and tested by Array in the course of the Discovery Program, which show or showed some activity as activators of glucokinase in such testing (but, for clarity, excluding intermediates of such compounds that were not themselves tested and molecules that were tested but did not show activity as activators of glucokinase), (iii) any other small molecule that binds to and activates glucokinase and [***],[***], or (iv) any other small molecule that, as its primary and intended mechanism of action for therapeutic effect (intended by the Party, its Affiliate or Third Party researching, developing or commercializing such small molecule), binds to and activates glucokinase.  For clarity, clause (iv) of this Section shall not include small molecules generated or identified in programs outside the Program where the intended mechanism of action for molecules that are the subject of such program is modulation of a target other than binding to and activation of glucokinase.  The Parties acknowledge that it is in neither Party’s interest to have the criteria in clause (iii) of this Section set too low and agree, upon request of either Party after Amgen has had a reasonable time to become familiar with the assay referenced

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

therein, to discuss in good faith whether it would be appropriate to increase the activity specified in clause (iii), and if they mutually agree to a change, to amend this Section accordingly.

1.35                    “Contractors” shall mean Third Party contractors or service providers that perform work on behalf of a Party or its Affiliate (e.g., contract research organizations, laboratory service providers).

1.36                    “Control,” “Controls,” “Controlled” or “Controlling” shall mean possession of the ability to grant the licenses or sublicenses or to transfer Materials as provided herein without violating the terms of any agreement or other arrangements with any Third Party.  If the granting of a license or sublicense or the transfer of Materials would violate the terms of any agreement or other arrangements with any Third Party, the Party (or Party’s Affiliate) making such grant or transfer shall make such grant or transfer to the extent permissible.

1.37                    “Co-Promoted Product” shall have the meaning described in Section 7.2 hereof.

1.38                    “Co-Promotion Costs” shall have the meaning described in Section 7.2.7 hereof.

1.39                    “Co-Promotion Option” shall have the meaning described in Section 7.2 hereof.

1.40                    “Co-Promotion Percentage” shall have the meaning described in Section 7.2.1 hereof.

1.41                    “Co-Promotion Plan” shall have the meaning described in Section 7.2.3 hereof.

1.42                    “Creditable Percentage” shall have the meaning described in Section 6.11.1 hereof.

1.43                    “Disclosure Party” shall have the meaning described in Section 12.1 hereof.

1.44                    “Discovery Plan” shall have the meaning described in Section 2.3 hereof.

1.45                    “Discovery Program” shall mean the research, discovery, characterization, optimization and pre-clinical development of small molecule pharmaceutical products, the mechanism of action of which is the binding and activation of glucokinase, during the Discovery Program Term in accordance with the Discovery Plan.

1.46                    “Discovery Program Term” shall have the meaning described in Section 2.8 below.

1.47                    “Distracted Party” shall mean the Party involved in a Distracting Transaction.

1.48                    “Distracting Product” shall mean (i) a product [***] or (ii) a compound or product which [***].

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.49                    “Distracting Program” shall mean the research, development, manufacture or commercialization of any Distracting Product.

1.50                    “Distracting Transaction” shall mean any transaction entered into by a Party or its Affiliates after the Effective Date whereby a Third Party that is engaged in a Distracting Program becomes an Affiliate of such Party.

1.51                    “Divest” shall mean, with respect to any Distracting Program, the transfer of substantially all of the right, title and interest in and to such Distracting Program, including technology, intellectual property and other assets materially relating thereto, to an independent Third Party, whether by sale, assignment, exclusive license or a combination thereof, without the retention or reservation of any rights or interest (other than solely an economic interest and/or customary residual interest as owner of licensed intellectual property) in such Distracting Program by the applicable Party Divesting such Distracting Program or its Affiliates.

1.52                    “Effective Date” shall mean the date first written above.

1.53                    “Excluded Technology” shall mean Information or Materials, other than Compounds, acquired or created by a Party or its Affiliates after the Discovery Program Term that [***].

1.54                    “FDA” shall mean, with respect to the United States, the U.S. Food and Drug Administration, any successor entity thereto, or any equivalent foreign regulatory authority(ies) in the particular country of the Territory.

1.55                    “Field” shall mean all uses, including therapeutic, diagnostic, prophylactic and palliative purposes.

1.56                    “First Commercial Sale” shall have the meaning described in Section 6.3.3(e) hereof.

1.57                    “First Right Patents” shall have the meaning described in Section 8.2.1 hereof.

1.58                    “FTE” shall mean a full-time person dedicated to the Discovery Program, or in the case of less than a full-time dedicated person, a full-time, equivalent person year, [***] in connection with the Discovery Program.

1.59                    “Generic Product” shall have the meaning described in Section 6.11.2 hereof.

1.60                    “Global Development Plan” shall mean the workplan with respect to the development of a Product as set forth in Section 3.3.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.61                    “Global Development Program” shall have the meaning described in Section 3.2 hereof.

1.62                    “IND” shall mean an investigational new drug application filed with the FDA as more fully defined in 21 C.F.R. § 312.3 or its equivalent in any country.

1.63                    “Initial IND” shall have the meaning described in Section 3.2.1 hereof.

1.64                    “Indemnified Party” shall have the meaning described in Section 10.4.3 hereof.

1.65                    “Indemnifying Party” shall have the meaning described in Section 10.4.3 hereof.

1.66                    “Industry Buyer” shall have the meaning described in Section 11.7.

1.67                    “Information” shall mean techniques, information, technology, practices, trade secrets, inventions (whether patentable or not), methods, processes, knowledge, know-how, conclusions, skill, experience, test data and results (including pharmacological, toxicological, manufacturing, and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms, including works of authorship and copyrights, screens, models, marketing, pricing, distribution, costs, and sales data, manufacturing information, and patent and legal data or descriptions (to the extent that disclosure thereof would not result in loss or waiver of privilege or similar protection).  As used herein, “clinical test data” shall be deemed to include all information related to the clinical or preclinical testing of a Compound or Product, including patient report forms, investigators’ reports, biostatistical, pharmaco-economic and other related analyses, and the like.  Information shall not include Materials.

1.68                    “Joint Commercialization Committee” (or “JCC”) shall mean the committee established under Section 7.2.2(a).

1.69                    “Joint Development Committee” (or “JDC”) shall mean the committee established under Section 3.1.1.

1.70                    “Joint Know-How” shall mean Information invented, discovered or created within the Discovery Program or within the collaboration jointly by Array or its agents, on the one hand, and Amgen or its agents, on the other hand.

1.71                    “Joint Patents” shall mean Patents that claim inventions within Joint Know-How that are invented jointly by Array or its agents, on the one hand, and Amgen or its agents, on the other hand.

1.72                    “Joint Research Committee” (or “JRC”) shall mean the committee established under Section 2.2.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.73                    “Joint Steering Committee” (or “JSC”) shall mean the committee established under Section 12.2.

1.74                    “Joint Technology” shall mean Joint Patents and Joint Know-How.

1.75                    “Law” shall mean, individually and collectively, any federal, state, local, national and supra-national laws, treaties, statutes, ordinances, rules and regulations, including any rules, regulations, guidance, guidelines or requirements having the binding effect of law of national securities exchanges or securities listing organizations, governmental authorities, courts, tribunals, agencies other than governmental authorities, legislative bodies and commissions that are in effect from time to time during the Term and applicable to a particular activity hereunder.

1.76                    “Licensed Technology” shall mean Array Technology, Amgen Technology and Collaboration Technology.

1.77                    “Losses” shall have the meaning described in Section 10.4.1 hereof.

1.78                    “Major European Country” shall mean France, Germany, Italy, Spain or the United Kingdom.

1.79                    “Marketing Approval” shall mean all approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport and sale of Products in a regulatory jurisdiction.  For countries outside the United States where governmental approval is required for pricing or reimbursement for the Product to be reimbursed by national health insurance, “Marketing Approval” shall not be deemed to occur until such pricing or reimbursement approval is obtained unless such approval for pricing or reimbursement is not required prior to making commercial sale of the Product in such country and Amgen otherwise obtains Marketing Approval and initiates commercial sale of the Product in such country prior to receipt of such pricing or reimbursement approval.

1.80                    “Marketing Approval Application” or “MAA” shall mean a New Drug Application (as defined in 21 C.F.R. § 314.50 et. seq.), or a comparable filing for Marketing Approval (not including pricing or reimbursement approval) in a country, in each case with respect to a Product in the Territory.

1.81                    “Materials” shall mean tangible materials, including biological compounds, chemical compounds, intermediates, assays, screens, animal models, and reagents.

1.82                    “Milestone” shall mean a milestone described in Section 6.3.

1.83                    “Net Sales” shall mean the gross invoice price by Amgen or its Sublicensees, as the case may be, for all Products sold by Amgen or its Sublicensees (“Selling Party”), under this

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement in arm’s length sales to Third Parties less the following deductions determined in accordance with U.S. generally accepted accounting principles, consistently applied:

(a)       trade, prompt payment, quantity, and cash discounts;

(b)      credits, rebates, allowances and chargebacks (including those to managed-care entities and government agencies), and allowances and credits to customers on account of rejection, returns (including wholesaler and retailer returns), and retroactive price reductions affecting such Product;

(c)       an amount equal [***] (which amount is in lieu of any deduction of actual amounts attributable to bad debt, freight or other transportation charges, insurance charges, and additional special packaging);

(d)      fees paid to distributors, selling agents (excluding any sales representatives of a Party or any of its Affiliates), group purchasing organizations and managed care entities; and

(e)       sales (such as VAT or its equivalent) and excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities and any other governmental charges imposed upon the sale of such Product to Third Parties.

Sales among Amgen Inc., its Affiliates and/or Sublicensees shall be excluded from the computation of Net Sales, and no royalties will be payable on such sales except where such Affiliates or Sublicensees are commercial end users.  For the avoidance of doubt, if a Product sold among Amgen Inc., its Affiliates and/or Sublicensees is subsequently sold to a Third Party, the sale of such Product to the Third Party shall be taken into account for purposes of Net Sales, and not the sale among Amgen Inc., its Affiliates and/or Sublicensees.

In the event a Product is sold which is a Combination Product (as defined in Section 1.31), for purposes of determining payments due Array under Section 6.5, Net Sales with respect to such Combination Product shall be calculated by multiplying the Net Sales (as described above) of the applicable Combination Product by the fraction A over A+B, in which A is the Gross Selling Price of a Product containing as therapeutically active ingredients only the applicable Compound(s) contained in such Combination Product (in the same doses and dosage form) when such Product is sold in substantial quantities during the applicable accounting period, and B is the Gross Selling Price of a product that does not contain any Compound and which contains as therapeutically active ingredients all of the other therapeutically active ingredients (other than Compounds) that are contained in such Combination Product (in the same doses and dosage form) when such product is sold separately in substantial quantities during the applicable accounting period.  All Gross Selling Prices of the applicable Product and other product used in determining A and B above shall be calculated as the average Gross Selling Price of such Product and other product during the applicable accounting period for which the Net Sales are being calculated.  In the event that substantial

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

quantities of the applicable Product used to determine A or the other product used to determine B for a given Combination Product are not made during the applicable accounting period, or if the Gross Selling Price for such Product used to determine A or other product used to determine B cannot be determined for a given accounting period, Net Sales with respect to such Combination Product shall be determined using values of A and B where A is equal to the relative value, to the end-user, of all Compounds contained in the applicable Combination Product, and B is equal to the relative value, to the end-user, of all the other therapeutically active ingredients included in the applicable Combination Product without the applicable Compound(s).  For purposes of this Section, “Gross Selling Price” shall mean the gross price at which an active ingredient is sold to a Third Party, before discounts, deductions, credits, taxes or allowances.

1.84                    “Non-Program Products” shall have the meaning described in Section 4.5.

1.85                    “Patent” shall mean an issued patent or pending patent application (including certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications, refilings, substitutions, continuations, continuations-in-part, divisionals, renewals, all letters patent granted thereon, and all reissues, re-examinations and patent term extensions thereof, and all international or foreign counterparts of any of the foregoing (including supplemental protection certificates, patents of addition and the like).

1.86                    “Phase I,” “Phase II,” “Phase IIb” and “Phase III” shall have the following meanings:

1.86.1        “Phase I” shall mean human clinical trials, the principal purpose of which is preliminary determination of safety in healthy individuals or patients as required in 21 C.F.R. §312(a), or similar clinical study in a country other than the United States.

1.86.2        “Phase II” shall mean human clinical trials, for which the primary endpoints include a determination of dose ranges and/or a preliminary determination of efficacy in patients being studied as required in 21 C.F.R. §312(b), or similar clinical study in a country other than the United States.

1.86.3        “Phase IIb” shall mean a Phase II clinical trial, designed for the principal purpose of determining safety and sufficient potential efficacy to enable selection of dose to progress the applicable product to a Phase III trial.

1.86.4        “Phase III” shall mean human clinical trials, the principal purpose of which is to establish safety and efficacy of one or more particular doses in patients being studied as required in 21 C.F.R. §312(c), or similar clinical study in a country other than the United States.

1.87                    “Post-Effective Date Affiliate” shall have the meaning described in Section 5.4.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.88                    “Post-Term Sales Period” shall have the meaning described in Section 11.5.5 hereof.

1.89                    “Previously Licensed IP” shall have the meaning described in Section 5.4.

1.90                    “Product” shall mean a pharmaceutical preparation incorporating a Compound as an active ingredient.

1.91                    “Program” shall mean the research, development, manufacture and commercialization of Compounds and Products in accordance with this Agreement, including the Discovery Plan and Global Development Plan.

1.92                    “Program Products” shall have the meaning described in Section 4.5.

1.93                    “Returned Compounds” shall have the meaning described in Section 5.3.

1.94                    “Royalty Term” shall mean, with respect to a Product, the term for payment of royalties as set forth in Section 6.6.

1.95                    “Segregate” shall mean, with respect to two (2) programs: (i) to restrict and prevent all program-related contacts and communications of any kind between personnel (whether employees, consultants, Third Party contractors or otherwise) working on or involved with the research, development, manufacturing or commercialization of the first program and personnel (whether employees, consultants, Third Party contractors or otherwise) working on or involved with the research, development, manufacturing or commercialization of the second program; (ii) to ensure that personnel (whether employees, consultants, Third Party contractors or otherwise) that are working on the first program will not during the same time period work on the second program, and vice versa (and, although long-term switching of personnel between programs is permitted, the Party conducting such programs shall use reasonable efforts to avoid frequent or routine switching of personnel between projects); (iii) to ensure that confidential information relating to the first program is not shared with or accessible to personnel (whether employees, consultants, Third Party contractors or otherwise) that are working on the second program and vice versa; and (iv) from time-to-time, upon the reasonable request of the other Party, to provide information requested relating to the foregoing items (i) through (iii), and to cooperate to enable the other Party to verify that such restrictions are in place and sufficient to achieve the foregoing.  For clarity, the foregoing restrictions will not prevent senior vice presidents or above of the applicable Party from reviewing such information regarding the two programs as is required for compliance with Law, provided that such Party shall ensure that such employees understand and comply with their obligations of confidentiality and non-use as set forth herein.

1.96                    “Specifications” shall have the meaning described in Section 2.4.2 hereof.

1.97                    “Subject Transaction” shall have the meaning described in Section 12.4.2 hereof.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.98                    “Sublicensee” shall mean a Third Party to whom Amgen or its Sublicensee has granted a sublicense in accordance with Section 5.5.

1.99                    “Target Audience” shall have the meaning described in Section 7.2 hereof.

1.100            “Term” shall mean the period of time commencing on the Effective Date and, unless sooner terminated in accordance with Article XI, ending on the expiration of the last remaining Royalty Term.

1.101            “Territory” shall mean the entire world.

1.102            “Third Party” shall mean any entity other than a Party or any of its Affiliates.

1.103            “Valid Claim “ shall mean a claim of an issued and unexpired Patent (including the term of any patent term extension, supplemental protection certificate, renewal or other extension) which has not been held unpatentable, invalid or unenforceable in a final decision of a court or other government agency of competent jurisdiction from which no appeal may be or has been taken, and which has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

1.104            “Voting Securities” shall mean securities entitled to be voted generally or in the election of directors of an entity.

ARTICLE II - RESEARCH PROGRAM

2.1                            Discovery Program.  Array and Amgen agree to conduct a research program on a collaborative basis with the principal goal of identifying and characterizing additional Products within the Field, and of conducting preclinical testing and process technology research of Products to ready them for pre-clinical development, all as set forth below.

2.2                            The JRC.  Promptly after the Effective Date, the Parties shall establish a Joint Research Committee (“JRC”).  The JRC shall have responsibility to (i) oversee, review and coordinate the Discovery Program and to expedite the progress of work being done under the Discovery Plan, and (ii) to make such other decisions as are expressly allocated to the JRC under this Agreement.

(a)       Membership.  The JRC shall be comprised of an equal number of representatives from each of Amgen and Array.  The exact number of such representatives shall be two (2) for each of Amgen and Array, or such other number as the Parties may agree.  Either Party may replace its respective JRC representatives at any time, with prior written notice to the other Party.  From time to time, the JRC may establish subcommittees to oversee particular projects or activities, and such subcommittees will be constituted as the JRC approves.  As appropriate, other

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

employee representatives of the Parties or their Affiliates may attend JRC meetings as nonvoting participants, but no Third Party personnel may attend unless otherwise agreed by the Parties.

(b)      Meetings.  The JRC shall meet quarterly, or as more or less often as otherwise agreed by the Parties, at such locations as the Parties agree.  It is understood that such meetings shall be held at least twice per year in person, otherwise by teleconference.  All JRC meetings must have at least one (1) member appointed by each Party in attendance.

(c)       Decision Making.  Decisions of the JRC shall be made by consensus, with each Party having one vote.  In the event the Parties can not agree on a decision, then either Party may, by written notice to the other, have such issue referred to the Chief Executive Officer of Array and the Executive Director, Research (metabolic disorders) of Amgen, or their designees who have equivalent authority or have been expressly given authority to resolve such dispute, for attempted resolution by good faith negotiations within fifteen (15) days after such notice is received; provided that, for decisions which by their nature need to be made quickly, the Amgen representatives will have the right to make the interim decision pending resolution by such Amgen and Array personnel.  If such senior managers of Array and Amgen or their designees can not reach consensus after good faith discussion, then Amgen will have the right to make the final decision; provided, however, that Amgen shall not have the right, without agreement of Array, to:  (i) alter or amend the Discovery Plan to provide for less than the minimum number of Array FTEs as provided in this Agreement, or to require Array to utilize personnel in excess of the FTEs funded by Amgen under the Discovery Plan and this Agreement; (ii) require Array to be responsible for tasks or activities of a materially different nature or scope than agreed by Array in the initial Discovery Plan (or amended Discovery Plan agreed to by Array); (iii) require Array to bear extraordinary chemical costs unless reimbursed by Amgen; or (iv) cause Array to breach any obligation Array has under an agreement with any Third Party already executed by Array as of the Effective Date (and Array hereby represents, warrants and covenants that there is no agreement as of the Effective Date to which it is a party with a Third Party that would reasonably be expected to conflict with performing activities under the Discovery Plan as of the Effective Date, and Array will not enter into any such agreement that conflicts with the then-current Discovery Plan during the Discovery Program Term).  For clarity, the JRC shall have no right to amend or revise this Agreement, nor shall Amgen’s final decision-making authority as described in this Section 2.2(c) be construed to permit Amgen to amend or revise this Agreement without the mutual agreement of Array.  Minutes of the JRC meetings shall be taken, and shall, at a minimum, record all decisions made.  Such minutes shall be approved by both Parties.

2.3                            Discovery Plan.

2.3.1                Responsibilities.  The Discovery Program shall be carried out in accordance with a written workplan and budget (the “Discovery Plan”) approved by the JRC.  Each Party will be responsible for conducting those activities within the Discovery Program as are allocated to such Party under the Discovery Plan.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3.2                Establishment of Discovery Plan.  The initial Discovery Plan, which covers the period from Effective Date through[***] in detail, and includes general plans for [***], has been mutually agreed by the Parties as of the Effective Date.  The JRC shall review the Discovery Plan on an ongoing basis and may make changes thereto as the JRC approves.

2.4                            Technology Transfer.

2.4.1                Initial Transfer.  Promptly following the Effective Date, Array shall transfer to Amgen such Array Technology, including preclinical and clinical test data, and related Materials as are in Array’s possession and Control and are reasonably necessary or directly useful for Amgen to conduct its activities under the Discovery Plan and Global Development Plan.

2.4.2                Manufacturing; Inventory Transfer.  Array shall transfer to Amgen or its designee the quantities of ARRY-403 set forth in the Inventory Letter (as defined in Section 10.2(f) below) (the “ARRY-403 Inventory”) in the time frames reasonably requested by Amgen in writing (which shall be within a reasonable time after the Effective Date and, in no event, later than [***]); provided, however, that Array shall retain such quantities of ARRY-403 as are reasonably necessary for Array to conduct its activities under the Discovery Plan and Global Development Plan, including clinical trial supplies of ARRY-403 that are reasonably necessary for the conduct of the 403 MAD or the 403 Bioequivalence Trial.  Array warrants to Amgen that the portion of the ARRY-403 Inventory identified in Section B of the Inventory Letter, at the time of delivery to Amgen, will meet the specifications for ARRY-403 in effect as of the Effective Date (the “Specifications”); provided, however, that with respect to tablets of ARRY-403 for which Array has not completed testing as of the Effective Date (“ARRY-403 Tablets”), such warranty is made only to the knowledge of Array.  In the event that portions of the ARRY-403 Tablets do not meet the Specifications, then Array shall, at Array’s expense, provide technical assistance to Amgen to determine the cause of such failure to meet Specifications, and reasonably cooperate with Amgen, as Amgen may request, to exercise Array’s rights under its contract with the manufacturer of such ARRY-403 Tablets, to seek remedies for such failure of the ARRY-403 Tablets to meet Specifications including, if applicable, seeking to have such manufacturer manufacture replacement quantities ARRY-403 Tablets that meet the Specifications.  At the time of delivery of ARRY-403 Inventory, Array shall deliver all certificates of analysis related to such ARRY-403 Inventory.  Array shall provide to Amgen or its designee such other manufacturing information related to ARRY-403 or other Compounds manufactured by Array prior to the Effective Date that Amgen reasonably requests, including information evidencing whether the current analytical methods are suitable under FDA regulations to support release testing for Phase II clinical trials, and shall cooperate with Amgen to obtain any such requested information and/or documentation from Array’s Contractors.  If the current analytical methods are [***], then upon request from Amgen [***], Array will conduct agreed upon work with the goal of making such analytical methods [***], at Amgen’s expense.  Unless otherwise requested by Amgen, Array shall (i) conduct [***] for the ARRY-403 Inventory, and (ii) conduct [***] for the ARRY-403 Tablets and bulk ARRY-403 to obtain, [***] data to [***].  In connection with the transfer of the ARRY-403 Inventory, Array shall provide Amgen with analytical methods associated therewith.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Additionally, upon Amgen’s request, Array shall promptly provide Amgen with any retained samples and reference standards of ARRY-403.  Promptly after the Effective Date, Array will also provide to Amgen research quantities of the active pharmaceutical ingredient of ARRY-403 and intermediates for the synthesis of ARRY-403.  If requested by Amgen in writing [***], Array shall transfer to Amgen or its designee all quantities of intermediates and starting materials for the manufacture of bulk ARRY-403 that are owned by Array as of the Effective Date (“Intermediates”), and in such event [***].  If Amgen does not notify Array in writing that Amgen wishes Array to transfer the Intermediates, then Array shall have no obligation to provide the Intermediates to Amgen and may dispose of the Intermediates in its discretion.  If, after the transfer of manufacturing technology to Amgen as provided herein, Amgen is unsuccessful in manufacturing a batch of the ARRY-403 active pharmaceutical ingredient (“API”), Array agrees, upon written request of Amgen prior to Initiation of the first Phase II clinical trial of ARRY-403, to manufacture (or have manufactured) for Amgen up to 1.5 kilograms of API, at Amgen’s expense.

2.4.3                Additional Transfers.  During the Discovery Program Term and [***], upon request of Amgen or as determined by the JRC, Array will transfer to Amgen such additional Array Technology and reasonable quantities of related Materials as are in Array’s possession and Control and are reasonably necessary or directly useful for Amgen to discover, research, develop, manufacture, have manufactured, use, sell and otherwise commercialize Compounds and Products, and thereafter Array will reasonably cooperate as Amgen may from time to time request to transfer such additional Array Technology (i.e., that was in Array’s possession and Control during the Discovery Program Term or [***]).

2.4.4                Information.  For transfers of Information under this Section 2.4, (i) such Information within the Array Technology will be provided in sufficient form and detail to permit Amgen to use and/or practice such technology, to the extent that Array has such Information (or can easily generate such Information) in such form and detail, and (ii) Array will make persons who are knowledgeable about the Array Technology and related Materials reasonably available to Amgen to provide to Amgen context or other useful information relating thereto for Amgen’s use in connection with the use and/or practice of such technology, as reasonably requested by Amgen.

2.4.5                Collaboration Transfers.  During the Discovery Program Term, the Parties will cooperate in the transfer of Collaboration Technology and related Materials as are reasonably necessary or directly useful for each Party to conduct its activities under the Discovery Plan or as otherwise determined by the JRC.

2.4.6                Non-Transferred Technology.  Array has two [***] referred to by Array as (i) [***] and (ii) [***].  Array agrees to use such [***] for the benefit of the Program in the performance of its activities under the Discovery Plan, if so contemplated in the Discovery Plan, but Array shall not have any obligation to transfer to Amgen either of such [***] hereunder and Amgen receives no license to such [***] under this Agreement.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.4.7                Orderly Transition.  The Parties contemplate an orderly transition of Program matters under this Section 2.4.  From the Effective Date until the transfer of the Program matters in this Section 2.4, Array will continue to conduct such matters in the ordinary course.

2.5                            Information and Reports.  Amgen and Array will reasonably cooperate to keep the other Party informed as to the progress and results of performance of its responsibilities under the Discovery Plan, including all inventions within Collaboration Technology that may be patentable and all material Collaboration Technology, with significant discoveries or advances being communicated promptly after such Information is obtained or its significance is appreciated; provided, however, that with respect to Materials, the Parties shall exchange Materials as determined by the JRC.  The Parties will exchange, for the Discovery Program Term, at least once quarterly, a written summary of such research and results.  Each Party will provide the other with such other Collaboration Technology, and inform the other Party of its Technology (Array Technology or Amgen Technology, as the case may be) used in the Discovery Program, in each case as is reasonably requested by the other Party.  Each Party will maintain complete and accurate records of all of its work conducted in the Discovery Program, including results, data and inventions.  Such records shall be made and maintained in accordance with good scientific practices within the biopharmaceutical industry and as appropriate for regulatory and patent purposes.

2.6                            Selection of Clinical Candidates.  The JRC shall establish the initial Clinical Candidate Criteria promptly following the Effective Date, for guidance with respect to the goals of the Discovery Program and use in the designation of Compounds as Clinical Candidates.  Based upon the guidelines and the results of the Discovery Program, the JRC shall designate from time to time Compounds for selection by Amgen as Clinical Candidates, and upon approval by Amgen, the Compounds so designated by the JRC shall be deemed Clinical Candidates.  Amgen may approve, or withhold its approval of, the designation of any Compound as a Clinical Candidate in Amgen’s sole discretion, whether or not such Compound meets the guidelines, and a Compound shall not be deemed a Clinical Candidate unless so approved by Amgen. For clarity, ARRY-403 is deemed a Clinical Candidate.

2.7                            FTE Requirements; Funding. Amgen agrees to fund the Array FTEs included in the Discovery Plan in accordance with Section 6.2 below.  Unless otherwise agreed by the Parties, the Discovery Plan shall provide for [***] in [***].

2.8                            Discovery Program Term.  The Discovery Program shall commence on the Effective Date and end on the first to occur of (i) termination of this Agreement by either Party under Article 11 below; or (ii) close of business on [***], or if extended under this Section 2.8 below, the end of such extension period (the “Discovery Program Term”).  Upon agreement of the Parties, the Discovery Program Term may be extended for one or more [***] periods.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE III - PRODUCT DEVELOPMENT

3.1            Development Committee.

3.1.1    Establishment.  Promptly after the Effective Date, Array and Amgen shall establish a Joint Development Committee (“JDC”).  The JDC shall have as its sole purpose the sharing of information with respect to the development of each Clinical Candidate, the coordination of any development activities assigned to Array (subject to Section 3.2.1(b)) under a Global Development Plan, and provision of a forum for Array to discuss with Amgen comments or suggestions that Array may have with respect to the development of Compounds and Products.  The JDC shall not be a decision making body.

3.1.2    Meetings; Information.  The JDC shall meet at least two times per year.  Amgen shall notify Array at least two weeks in advance of the date of each JDC meeting, and Array shall have the opportunity to send up to two Array employees to each such meeting, who shall be designated as members of the JDC.  Either Party may replace its respective JDC representative(s) at any time with prior written notice to the other Party.  In addition to information provided in connection with JDC meetings, Amgen shall keep Array reasonably informed, through Array’s member on the JDC as may be reasonably requested by Array from time to time, regarding the plans for, and status of, development of Products by Amgen and its Sublicensees, and the activities conducted and results obtained in the development of Products under this Agreement

3.2            Global Development Program.  Following the selection of a Clinical Candidate in accordance with Section 2.6 above, Amgen shall develop a global development program (“Global Development Program”) to carry out the development of such Product in accordance with the Global Development Plan.  The Global Development Program shall include clinical, manufacturing and other activities necessary to bring the applicable Product to market.  Amgen shall notify Array regarding material changes to the Global Development Plan.

3.2.1    Array Development Activities.

(a)  ARRY-403.  It is understood that, prior to the Effective Date, Array has been proceeding with development activities with respect to ARRY-403, including the filing of an IND (the “Initial IND”), the completion of a Phase I single-rising dose clinical trial (the “403 SAD”), the initiation of a Phase I multiple-rising-dose clinical trial (the “403 MAD”) and the initiation of a bioequivalence trial (the “403 Bioequivalence Trial”).  Array shall use Commercially Reasonable Efforts to complete, and be responsible, at its own cost, for completion of, the 403 MAD and the 403 Bioequivalence Trial in compliance with the Global Development Plan, Law and common standards of pharmaceutical practice.  Array shall comply with each of the following:

(i)   during each of the 403 MAD and the 403 Bioequivalence Trial, Array shall provide Amgen with all safety data arising from such trial as soon as reasonably

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

practicable (but in no event later than 24 hours for reportable safety data and 3 business days for other safety data, in each case after first becoming aware of such safety data); and

(ii)  during each of the 403 MAD and the 403 Bioequivalence Trial, Array shall provide Amgen with all pharmacokinetic and pharmacodynamic data, and any other data requested by Amgen, arising from or related to such trial as soon as reasonably practicable (but in no event later than 5 business days after first receiving such data, or after receiving such request, as applicable).

(b)  Other.  Other than the 403 MAD and 403 Bioequivalence Trial, the Parties do not anticipate that Array will conduct other activities under the Global Development Plan.  In the event that the Parties wish for Array to conduct additional activities under the Global Development Plan, the Parties shall enter into a further written agreement regarding such activities on mutually agreed terms and conditions, which (unless otherwise mutually agreed by the Parties) shall provide for [***], shall specify [***], and shall address [***].

(c)  Oversight.  With respect to the 403 MAD and 403 Bioequivalence Trial, Array will conduct such studies and activities in accordance with the Global Development Plan.  For the 403 MAD, Array will continue to conduct such trial in accordance with the current protocol.  For trials not yet initiated, the Parties shall discuss such trials, including design, protocols and the like, prior to initiation.  Array will promptly notify Amgen of any data, event or matter with respect to the 403 MAD, 403 Bioequivalence Trial and any other development activities assigned to Array in accordance with this Agreement, that could be considered material, significant or otherwise impactful to the trial or the Product, within a time period appropriate to the potential materiality of such data, event or matter, so that the Parties can promptly discuss the potential impact.  Amgen will designate contact persons for Array to report any such data, event or matter.  In the event the Parties disagree regarding the handling of such data, event or matter, Amgen shall have final decision-making authority and Array will comply with such decision by Amgen.  In particular, (i) with respect to the 403 MAD, the Parties will discuss the selection of an appropriate dosage amount for the final cohort and, if the Parties can not agree Array will comply with Amgen’s decision on the dosage amount, and (ii) with respect to the 403 Bioequivalence Trial, the Parties shall discuss the design of such clinical trial, including the Investigator Brochure, protocols, patient consent forms, or other substantive documentation related thereto, and if the Parties can not agree on any such matters, Array will comply with Amgen’s decisions on such matters, provided such decision does not materially increase Array’s costs (unless Amgen agrees to pay such additional costs).  Following the Effective Date, except as required by Law, Array will not make or initiate any filing, submission or correspondence with the FDA or other governmental authority with respect to the Program, including the 403 MAD and 403 Bioequivalence Trial, without Amgen’s prior review and consent.

(d)  Regulatory Communications.  Additionally, with respect to adverse events or serious adverse events in connection with the 403 MAD and the 403 Bioequivalence

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Trial, Array shall, prior to any communication with the FDA, provide Amgen with an opportunity to review such suspected events and determine whether any such suspected events are in fact an adverse or serious adverse event.  Subject to Array’s compliance with Law, Array will handle any such adverse events and serious adverse events as directed by Amgen.  Array will promptly notify an Amgen designated contact person of any planned filing, submission or correspondence to the FDA with respect to the Program or Array’s glucokinase activator program conducted prior to the Effective Date.  Amgen will have the right to participate in any discussions between Array and the FDA relating to the Program (or Array’s glucokinase activator program conducted prior to the Effective Date) at Amgen’s own expense, and Array will give Amgen ten business (10) days prior written notice thereof (or prompt written notice, if ten (10) business days notice is impractical); provided, that the foregoing will not apply to unscheduled meetings or teleconferences that are initiated by the FDA and Array can not practically include Amgen in such discussion, and in such case, Array will thereafter provide Amgen prompt written notice of such communication with a summary of the discussion.  Nothing herein shall be construed to prohibit Array from making such filings, submissions or correspondence as Array is required to make under Law.

(e)  Safety and Requirement of Law.  Notwithstanding the obligations set forth in this Section 3.2 for Array to provide notice and review certain matters with Amgen, or to follow Amgen’s direction as to certain matters, in the event that Array reasonably believes that immediate actions are required to be taken (in a time frame that does not permit the full period of notice and review contemplated in this Section 3.2) for exigent safety concerns related to patients or for compliance with Law, Array may take such action and, in such event, shall promptly notify Amgen; provided, however, that Array will first use reasonable efforts to immediately notify Amgen’s designated contact person with respect to any such matter, including safety-related matters, to discuss such matter.

3.3       Global Development Plans.

3.3.1    General.  For each Product, [***], Amgen shall prepare and present to the JDC a reasonably detailed, written global development plan (a “Global Development Plan”) pursuant to which the Global Development Program for such Product will be performed.  The initial Global Development Plan for ARRY-403 has been mutually agreed by the Parties as of the date of signing this Agreement.  Each Global Development Plan will include a reasonably detailed plan for [***] and a general overview of development activities for [***], including as applicable a description of proposed preclinical activities, clinical studies and regulatory plans.  Amgen will also share with Array summary information with respect to planned clinical studies, including synopses of protocols.  In addition, the JDC will discuss the general progress of the Global Development Program.

3.3.2    Periodic Review.  The JDC shall review the Global Development Plan on an ongoing basis, including progress to date.  If the Parties agree that Array will conduct any development activities under the Global Development Program, then any change to the Global

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development Plan that materially alters the nature, scope or timing of activities to be conducted by Array, or which otherwise materially modifies or changes the obligations of Array under the Global Development Plan, shall require the prior agreement of Array.

3.4       Manufacturing.  Amgen shall have the right and responsibility to arrange for manufacturing of the Products, including both clinical materials and commercial product.

3.5       Regulatory Matters.  Except as set forth in Section 3.5.1 below or as reasonably necessary for Array’s activities to complete the clinical development activities described in Section 3.2.1, Amgen shall file and be the owner for all regulatory filings for Compounds and/or Products developed pursuant to this Agreement, including all MAAs and Marketing Approvals.

3.5.1    Existing IND.  Array shall retain ownership, and remain the sponsor, of the Initial IND until the last patient visit in the 403 MAD and the 403 Bioequivalence Trial.  Array shall notify Amgen within fifteen (15) days after the occurrence of the last patient visit in the 403 MAD and the 403 Bioequivalence Trial.  Upon the request of Amgen following such event, Array shall transfer the Initial IND to Amgen or, if directed by Amgen, close or inactivate the Initial IND as soon as reasonably practicable.  Array shall complete all relevant clinical trial and Initial IND administrative activities for the 403 MAD and the 403 Bioequivalence Trials and shall promptly, on a regular basis and as requested by Amgen, share all clinical trial data with Amgen.  Amgen shall be responsible for the preparation and filing of all subsequent IND(s) or other regulatory filings with respect to any clinical development for ARRY-403 other than the 403 SAD, 403 MAD and 403 Bioequivalence Trial.

3.6       Diligence.  Amgen shall use Commercially Reasonable Efforts to develop, obtain Marketing Approval for and commercialize at least one Product in the United States or the Major European Countries.  Each Party shall use Commercially Reasonable Efforts to perform the research and development activities allocated to it under the Discovery Program or Global Development Program in accordance with this Agreement.

3.7       Decision-Making.  Amgen shall have the right to make all decisions relating to the development, marketing and commercialization activities with respect to any Compound or Product, including whether to continue with the development program with respect to any Compound or Product or to seek Marketing Approval of or to launch a Product, or whether to continue marketing a Product, in a particular country in the Territory.  For the 403 MAD and 403 Bioequivalence Trial, Array shall have the right to make day-to-day decisions regarding the conduct of such activities, provided such conduct is in accordance with the Global Development Plan and subject to Section 3.2.1 and Amgen’s overall guidance and decisions regarding the development program with respect to Compounds and Products.  In the event of any disagreement between the Parties with respect to the protocols or conduct of such studies and activities, Amgen shall have final decision-making authority and Array will comply with such decision by Amgen, including making any amendments to protocols that Amgen believes are appropriate; provided, however, that with respect

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to the 403 MAD and 403 Bioequivalence Trial Amgen shall not have the right, without agreement of Array, to materially change the nature, scope, timing or cost of such trial, and further provided, however, that Array shall not be obligated  to take any action (or fail to take any action) if Array reasonably believes that such act (or failure to act) is inconsistent with its reasonable safety obligations or would not comply with Law, but in such event Array will first use reasonable efforts to immediately notify Amgen’s designated contact person with respect to any such matter, including safety-related matters, to discuss such matter.

ARTICLE IV - EXCLUSIVITY

4.1       Exclusivity.  For [***], each Party will not, and each shall cause its Affiliates not to, conduct, directly or indirectly, either alone or with a Third Party, [***] with respect to [***] a product [***] a compound or product that [***] except in each case as Products under this Agreement.

4.2       Post-Effective Date Affiliates.  In the event that a Party or its Affiliate enters into a Distracting Transaction, then it will provide notice to the other Party, within [***] of the closing of the Distracting Transaction, describing in reasonable detail, to the extent permitted by Law and without disclosing any proprietary information, the Distracting Program.  During the pendency of any termination or divestiture of a potential Distracting Transaction pursuant to the provisions of Section 4.3.1 or 4.3.2, the Distracted Party will Segregate the Distracting Program from the Program.

4.3       Termination, Divestiture or Inclusion.  If Array is the Distracted Party and such Distracting Transaction is a Change of Control of Array, then in the notice of a Distracting Transaction required to be provided pursuant to Section 4.2 (Post-Effective Date Affiliates) Array shall include a notification as to whether Array (or its successor) intends to Divest, terminate or include in the collaboration the Distracting Program in accordance with this Section 4.3 (Termination, Divestiture or Inclusion), or whether it elects to [***] in accordance with Section 4.4 (in which event Amgen shall have the right to terminate certain provisions as set forth in Section 4.4)  If the Distracted Party is Amgen, or if Array is the Distracted Party and such Distracting Transaction is not a Change of Control of Array, then the Distracted Party (or the successor to Amgen, if applicable) shall have [***] from the closing of the Distracting Transaction to notify the other Party whether it will Divest, terminate or include in the collaboration the Distracting Program or (in the case where Amgen is the Distracted Party) to terminate this Agreement pursuant to Section 11.3.  If Amgen elects to terminate this Agreement pursuant to Section 11.3, then Amgen will Segregate the Distracting Program and the Program prior to termination of this Agreement and notwithstanding anything contained in this Agreement to the contrary, the Distracting Program (including all Patents, Information and Materials therein) would be retained by Amgen independent of any obligations of Amgen and rights of Array hereunder, and Amgen would not have any payment or other obligation hereunder to Array with respect thereto.  For the avoidance of doubt, the Distracted Party shall Segregate the Distracting Program from the Program during the period prior to giving the other Party the notice described above in this Section 4.3.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.3.1    Divestiture.  If the Distracted Party elects to Divest the Distracting Program, then the Distracted Party will Segregate such Distracting Program from the Program and Divest such Distracting Program within [***] after delivery of the notice specified in Section 4.3 above.  During the period while such divestment of the Distracting Program is pending, the Distracted Party and its Affiliates (including the Affiliate with the Distracting Program) will not directly or indirectly assert any intellectual property or proprietary right in the Distracting Program and under the control of the Distracted Party or its Affiliates as a result of the Distracting Transaction, against or with respect to any Compound or Product or otherwise obstruct the Parties’ (or their Affiliates, sublicensees’, contractors’ or agents’) efforts with respect to Compounds or Products under this Agreement.  If the Distracted Party elects to Divest, and fails to complete such divestiture within[***] of the closing of the Distracting Transaction, then the Distracted Party will be deemed to have chosen to terminate the Distracting Program, effective as of such [***], and will promptly comply with the requirements of Section 4.3.2 (Termination); provided, that if at the expiration of such [***] period, the Distracted Party has agreed to written terms with a Third Party to Divest the Distracting Program then such [***] period will be extended as required for the Distracted Party and such Third Party to consummate the transaction, but in no event will such extension exceed an additional ninety (90) days.

4.3.2    Termination.  If the Distracted Party elects to terminate such Distracting Program, the Distracted Party will terminate all activities of such Distracting Program within [***] after delivery of the notice specified in Section 4.3 above, during which period the Distracted Party will Segregate such Distracting Program from the Program, personnel and activities.  If a Distracted Party has elected to terminate the Distracting Program, then in no event shall the Distracted Party partially Divest a Distracting Program except if and to the extent mutually agreed in writing with the other Party.

4.3.3    Inclusion.  If the Distracted Party elects to include the Distracting Program in the collaboration, then the Distracting Program will be included under the terms of this Agreement and the technology, intellectual property and Materials of such Distracting Program will be considered within the technology (Array Technology, Amgen Technology or Amgen Abandoned Product Technology, as the case may be) of the Distracted Party.

4.4       Change of Control.  In the event of a Distracting Transaction that involves a Change of Control of Array and Array (or the successor to Array) elects to [***], then Array shall Segregate the Distracting Program from the Program (including all Licensed Technology and Confidential Information related to the Program) and Amgen shall have the right to [***] upon written notice to Array, except for [***].

4.5       Effects of [***].  In the event of a Distracting Transaction that involves a Change of Control of Array and Array [***] as set forth in Section 4.4, then Sections 4.1, 4.2 and 4.3 shall terminate and Section 4.4 (with respect to subsequent Distracting Transactions) shall terminate, and on and after the date of the Distracting Transaction that involves a Change of Control of Array only

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i) Collaboration Technology and Compounds and Products within the Program as of the effective date of the Distracting Transaction (including ARRY-403), and (ii) if the Discovery Program continues after such effective date of the Distracting Transaction, any Collaboration Technology and Compounds and Products invented, discovered or created within the Discovery Program after the effective date of the Distracting Transaction, shall be Collaboration Technology hereunder for all purposes and shall be Compounds and Products hereunder for purposes of Article VI of this Agreement (such Compounds and Products, the “Program Products”), respectively.  Amgen’s payment and other obligations hereunder with respect to Program Products shall continue unchanged (except as specified in Section 4.4).  For products, other than Program Products, that satisfy the criteria in clause (iii) or (iv) of the definition of “Compound” in Section 1.34 (“Non-Program Products”), Amgen shall not have any obligations hereunder except that, (x) if the sale of a Non-Program Product would, but for the licenses granted hereunder to Amgen, infringe a Valid Claim within the Array Patents (other than Joint Patents) that is a composition of matter claim, then Amgen shall pay to Array royalties on Net Sales of such Non-Program Product pursuant to Section 6.5.1(b) (as if such Non-Program Product was a Product that does not contain ARRY-403) subject to the provisions of Section 6.5.2 and Sections 6.7 through 6.15 (as if the Non-Program Product was a Product), which royalties shall be payable on a country-by-country basis until the expiration of the last to expire Valid Claim within such Array Patents that is a composition of matter claim that would be infringed by the sale of such Non-Program Product in the country in which the applicable Non-Program Product is sold (which period shall be the Royalty Term for such Non-Program Product in such country), (y) if the manufacture, use or sale of a Non-Program Product would, but for the licenses granted hereunder to Amgen, infringe a Valid Claim within the Array Patents (other than Joint Patents) that is not a composition of matter claim, then Amgen shall pay to Array royalties on Net Sales of such Non-Program Product at [***] of the royalty rates set forth in Section 6.5.1(b) subject to the provisions of Section 6.5.2 and Sections 6.7 through 6.15 (as if the Non-Program Product was a Product, except as noted in Section 6.11.3), which royalties shall be payable on a country-by-country basis until the expiration of the last to expire Valid Claim within such Array Patents that would be infringed by the manufacture, use or sale of such Non-Program Product in the country where the applicable Non-Program Product was sold (which period shall be the Royalty Term for such Non-Program Product in such country), and (z) if the sale of  a Non-Program Product would, but for the licenses granted hereunder to Amgen, infringe a Valid Claim within the Joint Patents that is a composition of matter claim, then Amgen shall pay to Array royalties on Net Sales of such Non-Program Product at [***] of the royalty rates set forth in Section 6.5.1(b) subject to the provisions of Section 6.5.2 and Sections 6.7 through 6.15 (as if the Non-Program Product was a Product, except as noted in Section 6.11.3), which royalties shall be payable on a country-by-country basis until the expiration of the last to expire Valid Claim within such Joint Patents that is a composition of matter claim that would be infringed by the sale of such Non-Program Product in the country where the applicable Product was sold (which period shall be the Royalty Term for such Non-Program Product).  For the sake of clarity, if more than one of clauses (x), (y) and (z) of this Section 4.5 is applicable to a Non-Program Product in a particular country, only one royalty shall be payable with respect to such Non-Program Product in such country (whichever applicable royalty is the highest).  In no event shall Amgen be obligated to pay more than one royalty hereunder with

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

respect to the same sale of a Non-Program Product.  Non-Program Products shall not be deemed Returned Compounds or Abandoned Products, and Amgen shall retain Non-Program Products upon any termination of this Agreement.

ARTICLE V - LICENSE GRANTS

5.1       Licenses to Amgen.  Subject to the terms and conditions of this Agreement, Array agrees to grant and hereby grants to Amgen an exclusive license, under Array Technology and Array’s interest in Joint Technology, to make, have made, use, sell, offer for sale, import and otherwise exploit Compounds and Products in the Field in the Territory, and to conduct all activities assigned to it under the Discovery Plan during the Discovery Program Term and under the Global Development Plan.

5.2       Licenses to Array.  Subject to the terms and conditions of this Agreement, Amgen agrees to grant and hereby grants to Array a non-exclusive license, under Amgen Technology, Array Technology and Amgen’s interest in Joint Technology solely to conduct the activities assigned to it under the Discovery Plan during the Discovery Program Term and under the Global Development Plan (including the activities described in Section 3.2.1).  Array will not have the right to sublicense under the foregoing license except with Amgen’s prior written consent; provided, however, that Array may grant such sublicenses, provided use of the Third Party for such activities has been agreed to by the JRC in the Discovery Plan or by Amgen in the Global Development Plan, at any time (i) to Array Contractors in connection with the Contractors’ performance of subcontracted activities, and (ii) with respect to manufacturing of Compounds and Products reasonably necessary for activities assigned to Array.  In addition, subject to the terms and conditions of this Agreement, Amgen agrees to grant and hereby grants to Array a non-exclusive license, under Amgen Technology, Array Technology and Amgen’s interest in Joint Technology solely to conduct the co-promotion responsibilities assigned to it under the Co-Promotion Plan; provided that, this license shall only become effective if Array exercises its Co-Promotion Option and only for so long as it is conducting co-promotion activities pursuant to a Co-Promotion Plan.

5.3       Abandoned Products.  Subject to the provisions set forth below in this Section 5.3, Amgen agrees to grant and hereby grants to Array (i) an exclusive, royalty-free license, under Amgen’s interest in the Collaboration Technology (and, for clarity, Patents claiming Collaboration Technology), to make, have made, use, sell, offer for sale, import and otherwise exploit in the Field in the Territory the [***] (“Returned Compounds”), (ii) a non-exclusive, royalty-free license under Amgen’s interest in the Collaboration Technology (and, for clarity, Patents claiming Collaboration Technology), to make, have made, use, sell, offer for sale, import and otherwise exploit Compounds in the Field in the Territory, other than Returned Compounds and Amgen Retained Compounds, and (iii) an exclusive, royalty-free license under Amgen Abandoned Product Technology to make, have made, use, sell, offer for sale, import and otherwise exploit Abandoned Products in the Field in the Territory; provided in each case that, such license (x) shall only become effective at such time, if ever, that this Agreement is terminated by Array pursuant to Section 11.2 for Amgen’s material

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

breach, by Amgen pursuant to Section 11.3 or by Array pursuant to Section 11.4, (y) shall, for the avoidance of doubt, exclude Excluded Technology, and (z) with respect to Abandoned Products that are [***] shall not include any license under any Amgen Abandoned Product Technology.  Amgen may terminate the license set forth in this Section 5.3 pursuant to Section 11.4, or pursuant to Section 11.2 (including, for clarity, after termination of this Agreement) in the event that Array has materially breached in the performance of any of its materials obligations hereunder as of the effective date of termination of this Agreement, or materially breaches in the performance of any of its material obligations that survive such termination of this Agreement, if Array does not cure such breach within the time period set forth in Section 11.2.  For any rights under the Amgen Abandoned Product Technology that entails payment obligations from Amgen or any of its Affiliates to Third Parties, Array will not have a license to such rights unless and until Array agrees with Amgen in writing to assume such payment obligations as they relate to Abandoned Products.  Amgen agrees to provide information regarding such payments (if any) upon Array’s request promptly following any termination of this Agreement pursuant to Section 11.2 for Amgen’s material breach, by Amgen pursuant to Section 11.3 or by Array pursuant to Section 11.4.  Array shall have the right to grant to Third Parties sublicenses under the license granted to Array in this Section 5.3.  Each sublicense shall be subject and subordinate to the surviving terms and conditions of this Agreement.

5.4       Intellectual Property of Post-Effective Date Affiliates.  In the event that during the Term of this Agreement any Third Party becomes an Affiliate of a Party or enters into a transaction or series of transactions that constitutes a Change of Control of a Party (such a Third Party referred to as a “Post-Effective Date Affiliate,” and such Party referred to as the “Affiliating Party”), then the provisions of Sections 5.4.1, 5.4.2 and 5.4.3, below, shall apply.

5.4.1    IP of Acquirers.  In the event that the Post-Effective Date Affiliate becomes an Affiliate of the Affiliating Party through a transaction or series of transactions that constitutes a Change of Control of the Affiliating Party, then with respect to Patents and Information Controlled by the Post-Effective Date Affiliate as of the date it becomes an Affiliate of the Affiliating Party which would (if they were Controlled by the Affiliating Party prior to such date) fall within the definition of Amgen Abandoned Product Technology or Amgen Technology (where Amgen is the Affiliating Party) or the Array Technology (where Array is the Affiliating Party) (“Acquirer IP”), the following shall apply:  (i) Patents within the Acquirer IP claiming the composition of matter of any Compounds or Products, the use of any Compounds or Products, methods of manufacturing being used in the Program as of the effective date of the Change of Control transaction, or any reasonable method of manufacturing any Compounds or Products (other than Excluded Technology) shall be included within the Amgen Abandoned Product Technology or Amgen Technology (where Amgen is the Affiliating Party) or the Array Technology (where Array is the Affiliating Party), (ii) Acquirer IP that the Affiliating Party made available and were used in the Program prior to the date such Post-Effective Date Affiliate became an Affiliate, or which are used, or expressly made available for use, in the Program after such date, shall be included within the Amgen Abandoned Product Technology or Amgen Technology (where Amgen is the Affiliating Party) or the Array Technology (where Array is the Affiliating Party), and (iii) except as provided in this Section 5.4.1,

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Acquirer IP shall not be included within the Amgen Abandoned Product Technology or Amgen Technology (where Amgen is the Affiliating Party) or the Array Technology (where Array is the Affiliating Party) unless otherwise mutually agreed in writing by the Parties.  Notwithstanding the foregoing in this Section 5.4.1, Acquirer IP shall not be included within Licensed Technology or Amgen Abandoned Product Technology if it is part of a Distracting Program that is Divested pursuant to Section 4.3.1 or part of a Distracting Program [***] under Section 4.4 (except that Patents that are part of a Distracting Program [***] under Section 4.4 that [***] shall be [***]).  Patents or Information invented, discovered or created or obtained by a Post-Effective Date Affiliate after the date on which it becomes an Affiliate of the Affiliating Party which fall within the definition of Amgen Abandoned Product Technology or Amgen Technology (where Amgen is the Affiliating Party) or the Array Technology (where Array is the Affiliating Party) shall be included within the Amgen Abandoned Product Technology or Amgen Technology (where Amgen is the Affiliating Party) or the Array Technology (where Array is the Affiliating Party), unless otherwise mutually agreed in writing by the Parties; provided, however, that Patents and Information that are part of a Distracting Program [***] under Section 4.4 shall [***] (except that Patents that are part of a Distracting Program [***] under Section 4.4 that [***]).

5.4.2    IP of other Post-Effective Date Affiliates.  In the event that the Post-Effective Date Affiliate becomes an Affiliate of the Affiliating Party without Change of Control of the Affiliating Party, then with respect to Patents and Information Controlled by the Post-Effective Date Affiliate as of or after the date on which it becomes an Affiliate of the Affiliating Party which fall within the definition of Amgen Abandoned Product Technology or Amgen Technology (where Amgen is the Affiliating Party) or the Array Technology (where Array is the Affiliating Party) shall be included within the Amgen Abandoned Product Technology or Amgen Technology (where Amgen is the Affiliating Party) or the Array Technology (where Array is the Affiliating Party), unless otherwise mutually agreed in writing by the Parties or unless part of a Distracting Program that is Divested pursuant to Section 4.3.1.

5.4.3    Existing IP Licenses.  Notwithstanding Sections 5.4.1 and 5.4.2, above, Patents and Information that are licensed by a Post-Effective Date Affiliate to the other Party or its Affiliate prior to the date on which such Post-Effective Date Affiliate becomes an Affiliate of the Affiliating Party (“Previously Licensed IP”) shall remain subject to the applicable licensing agreement between the Post-Effective Date Affiliate and the other Party or its Affiliate in accordance with its terms, such Previously Licensed IP shall not be included within the Amgen Abandoned Product Technology or Amgen Technology (where Amgen is the Affiliating Party) or the Array Technology (where Array is the Affiliating Party), unless otherwise mutually agreed in writing by the Parties.

5.5       Sublicensing.  Amgen shall have the right to grant to Third Parties sublicenses under the license granted to Amgen in Section 5.1; provided however, that prior to obtaining Marketing Approval of the first Product in the U.S. or Europe, Amgen will not sublicense under such license for the U.S. or Europe to a Third Party without retaining a meaningful participatory role in the

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

development and commercialization of Products in and for the sublicensed territory and a meaningful financial interest in the Program without Array’s prior written consent, which will not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Amgen will not sublicense under the license granted to Amgen in Section 5.1 prior to the second anniversary of the Effective Date without Array’s prior written consent, except that Amgen may grant such sublicenses at any time (i) to Amgen Contractors in connection with the Contractors’ performance of subcontracted activities, and (ii) with respect to manufacturing and sales of Compounds and Products.  Each sublicense shall be subject and subordinate to the terms and conditions of this Agreement.

5.6       No Implied Licenses.  Each Party acknowledges that the licenses granted under this Article V are limited to the scope expressly granted, and all other rights to Licensed Technology and Amgen Abandoned Product Technology are expressly reserved to the Party owning such Licensed Technology or Amgen Abandoned Product Technology. Without limiting the foregoing, it is understood that where an exclusive license under Licensed Technology or Amgen Abandoned Product Technology is granted to a Party under this Article V for a particular purpose, the Party granting such license retains all of its rights to such Licensed Technology or Amgen Abandoned Product Technology for all purposes not expressly licensed.

5.7       Section 365(n) of the Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Parties shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Parties, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

ARTICLE VI - PAYMENTS

6.1       Initial Payment.  In partial consideration of the rights granted to Amgen hereunder, Array’s development efforts prior to the Effective Date and the performance of its obligations during the Discovery Program, Amgen shall pay to Array an initial fee of Sixty Million U.S. Dollars (U.S. $60,000,000) on or before January 7, 2010, which amount shall be non-refundable and non-creditable against any other amounts due Array under this Agreement.

6.2       Research Payments - Funding.  Subject to the limitations set forth below, and the other terms and conditions of this Agreement, during the Discovery Program Term Amgen shall reimburse costs incurred by Array in performing the Discovery Program in accordance with the

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Discovery Plan.  Amgen shall fund FTEs performing under the Discovery Plan beginning as of January 1, 2010.

6.2.1    FTEs.  An FTE rate [***] per FTE shall be used for purposes of determining the costs incurred by Array with respect to Array personnel performing work on the Discovery Program.  The FTE rate includes all salary, employee benefits, incidental materials and other expenses including support staff and overhead for or associated with an FTE.

6.2.2    Advance Payment of FTE Funding and Budgeted Amounts; FTE Reports.  Array shall invoice Amgen not earlier than [***] before the beginning of each calendar quarter during the Discovery Program Term for one fourth of the amount to be incurred for Array FTEs under the Discovery Plan for such calendar year.  Payment of each invoice shall be due [***] days following Amgen’s receipt of an invoice indicating the appropriate amount.  However, for the timing to submit and pay such an invoice for the first calendar quarter during the Discovery Program Term, Array shall submit such invoice promptly after the Effective Date and Amgen will use reasonable efforts to pay such invoice promptly, and in no event later than [***] following receipt of such invoice.  Unless agreed to by Amgen in writing such invoice shall not exceed one fourth of the amount budgeted to be incurred for Array FTEs under the Discovery Plan for such calendar year, and in no event shall the annual amount for the corresponding calendar year increase beyond amount budgeted for Array FTEs allocated for such year pursuant to the Discovery Plan.  Amgen shall only be required to reimburse Array for the lesser of (i) one fourth of the amount budgeted to be incurred for Array FTEs under the Discovery Plan for such calendar year, and (ii) the amount corresponding to the number of FTEs that Array actually dedicates to the performance of the Discovery Program in accordance with the Discovery Plan in such calendar quarter; provided that, if the number of Array FTEs actually dedicated to performance of the Discovery Program in accordance with the Discovery Plan is less than the FTEs budgeted to be used by Array under the Discovery Plan, then Array may carry forward a credit for such unused budgeted FTE(s) (but such credit may only be applied during the remaining calendar quarters of such calendar year) except that in no event shall the annual amount for such calendar year increase beyond the number of Array FTEs allocated for such year pursuant to the Discovery Plan.  Array shall deliver written reports (certified by an authorized representative of Array) to Amgen on a quarterly basis (within [***] after the end of each calendar quarter) and annually (within [***] after the end of the corresponding calendar year) setting forth [***].  In the event that Amgen has overpaid Array, in the aggregate, for FTEs during a calendar year, then Array shall refund the amount of such overpayment to Amgen within [***] of the end of such calendar year (or at its option, Amgen may deduct the amount of such overpayment from any payments due or payable by Amgen to Array).  [***].

6.2.3    Reimbursement of External Costs.  Amgen shall not be obligated to reimburse Array for any external (i.e., non-FTE) costs unless the JRC specifically requests, as confirmed by Amgen in writing or as expressly stated in the written Discovery Plan approved by the JRC.  If Amgen does so agree to reimburse Array for certain external costs, then Amgen shall promptly (but in no event later than [***] after receipt of an invoice from Array) reimburse Array for such

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reasonable out-of-pocket external costs incurred in conducting such activities authorized hereunder within the established budget for such activities.

6.3       Milestones.

6.3.1    Milestones.  Except as otherwise provided in, and subject to, the provisions set forth in this Section 6.3, during the Term Amgen shall pay to Array the amounts set forth in the tables below upon achievement, by or under the authority of Amgen or any Sublicensee, of each of the corresponding events set forth below (each, a “Milestone”), regardless of whether the development, promotion, or marketing of the applicable Product is discontinued at any time after the achievement of such Milestone:

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)        The Milestones set forth in the table below are hereinafter referred to as the “Development Milestones”:

Development Milestones	Development Milestone Payments (cash payment in U.S. dollars)
1. [***]	US$ [***]
2. [***]	US$ [***]
3. [***]	US$ [***]
4. [***]	US$ [***]
5. [***]	US$ [***]
6. [***]	US$ [***]
7. [***]	US$ [***]

(b)        The Milestones set forth in the table below are hereinafter referred to as the “Commercial Milestones”:

Commercial Milestones	Commercial Milestone Payments (cash payment in U.S. dollars)
Achieving [***] for a Product during the Royalty Term	US$ [***]
Achieving [***] for a Product during the Royalty Term	US$ [***]
Achieving [***] for a Product during the Royalty Term	US$ [***]

6.3.2    Products Not Containing ARRY-403.  With respect to a Product that does not contain ARRY-403, the foregoing Development Milestone payments (other than the Development

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Milestone payment [***]) and Commercial Milestone payments shall be [***] of the amount set forth in the applicable table set out above in Section 6.3.1(a) or 6.3.1(b)).

6.3.3    Certain Terms.  For purposes of the Milestones due under this Section 6.3 (and, as applicable for purposes of Section 6.5):

(a)  No Milestone payment set forth in the tables set out above in Section 6.3.1 shall be due more than once for a given Product.  Except with respect to Commercial Milestones which shall be payable for each Product (but only one-time for each such Product upon the first occurrence of each of the Commercial Milestones), no more than [***] shall be due hereunder for achievement of a given Milestone, regardless of whether such Milestone is achieved with respect to more than [***], except that, with respect to the Development Milestone payment for the [***], no Milestone payment shall be due with respect to [***] and such Milestone payment shall be payable not more than [***] in the aggregate.

(b)  All dosage forms, and all formulations, containing the same active ingredient shall be deemed a single Product; and Products having one or more different active ingredients shall be deemed separate Products.

(c)  As used in this Section 6.3, “[***]” of a [***] shall mean [***].

(d)  Subject to Section 6.3.3(a) and Section 6.3.4, if a subsequent Milestone is achieved with respect to a particular Product before a prior Milestone with respect to such same Product (“prior” referring to a lower number in the milestone table above, e.g., Milestone 2 being “prior” to Milestone 3), then all such prior Milestones shall be deemed achieved upon achievement of the subsequent Milestone; provided, however, that achievement of Milestone 6 or 7 shall not result in Milestone 5 or 6, as applicable, becoming payable by reason of this Section 6.3.3(d).  Each of Milestone 5, 6 and 7 shall require its own actual achievement to cause such corresponding Milestone payment to become payable.

(e)  “First Commercial Sale” shall mean, with respect to a Product in a particular country, the first bona fide commercial sale of such Product following Marketing Approval in such country by or under authority of Amgen or its Sublicensees.  It is understood that the [***] shall be [***] upon the First Commercial Sale of a Product in any country that is a [***] either (i) as of the Effective Date, or (ii) as of the date of the First Commercial Sale in such country.

6.3.4    Credits.  Should all development of a particular Product discontinue prior to First Commercial Sale of such Product in the first country, for any reason, and be replaced by an alternative Product, then, for the next Product to achieve a Milestone for which a corresponding Milestone payment was made for the discontinued Product, no Milestone payment shall be due with respect to such alternative Product with respect to such Milestone(s).

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.4       Milestone Payment Timing.  Within [***] of the occurrence of a Milestone event listed above for which Amgen is required to make a payment hereunder, Amgen shall notify Array of such occurrence (or, in the event that a Milestone is achieved by Array in the course of activities assigned to Array under this Agreement or the Global Discovery Plan or by the written agreement of the Parties, Array shall promptly notify Amgen of such occurrence), and Array will invoice Amgen for the related Milestone payment.  Such Milestone payment shall be due and payable by Amgen within [***] after receipt of the applicable invoice from Array.  Notwithstanding anything herein to the contrary, Amgen shall only be obligated to make each of the foregoing Milestone payments [***] for a Product that contains ARRY-403 (except for the Commercial Milestones) and [***] with respect to all Products (including ARRY-403), for the first [***] (except to the extent otherwise provided in Section 6.3.4 with respect to an alternative Product, if applicable) of the applicable Milestone with respect to the Products, regardless of how many times the applicable Milestone event may be subsequently achieved by Products (except for the Development Milestone payment for the [***], which shall only be [***]).

6.5       Earned Royalties For Products.  During the Term, Amgen shall pay to Array, on a quarterly basis, a royalty on the Net Sales of each Product by Amgen, its Affiliates or Sublicensees made during the Royalty Term.  Such royalty shall be paid quarterly, at the applicable rates set forth in Section 6.5.1 below, based on the total annual Net Sales made during the Royalty Term for each calendar year, on a Product-by-Product basis, subject to Section 6.5.2(a).

6.5.1    General.  Subject to the other provisions of this Section 6.5 and to Section 6.11, the applicable royalty rate for incremental Net Sales of a particular Product shall be as follows:

(a)  For a Product that incorporates ARRY-403:

ARRY-403 Royalty Rate Table
Net Sales in a Given Calendar Year	ARRY-403 Royalty Rate
Less than US$[***] ]	[***]%
From US$[***] to US$[***]	[***]%
More than US$[***]	[***]%

(b)  For a Product that incorporates a Compound but does not incorporate ARRY-403:  [***] of the applicable royalty rate in the ARRY-403 Royalty Rate Table (or as such royalty rate may be reduced pursuant to Section 6.5.1(c)).

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)  Notwithstanding anything contained herein, the royalty rates set forth in the ARRY-403 Royalty Table shall be [***] for Net Sales of a Product during the Royalty Term in countries of the Territory where there is no Valid Claim within the Array Patents or Patents within the Collaboration Technology claiming the manufacture, use or sale of such Product in such country where such Product was sold.

6.5.2    Other.

(a)  For purposes of determining the royalty rate(s) pursuant to Section 6.5 that is or are applicable hereunder on the Net Sales of a Product during the Royalty Term and for [***], all Net Sales of such Product in countries during the effective period of an applicable Royalty Term shall be aggregated on a calendar year basis and the applicable royalty rate shall be determined separately for each separate Product.

(b)  Amgen shall not attempt to reduce compensation rightly due to Array hereunder by shifting compensation otherwise payable to Amgen from a Third Party with respect to a Product to another product or service for which no royalties are payable by it hereunder.

(c)  Any disposal of a Product at no charge for, or use of a Product without charge in, clinical or preclinical trials, given as free samples, or distributed at no charge to patients unable to purchase the same shall not be included in Net Sales.

6.6       Term For Royalty Payment.  Royalties payable under Section 6.5 shall be paid on a country-by-country and Product-by-Product basis from the date of the First Commercial Sale of the applicable Product until the later of:

(i)   the expiration of the last to expire Valid Claim within the Array Patents and Collaboration Technology claiming the manufacture, use or sale of such Product in the country where the applicable Product was sold; or

(ii)  [***] following the date of the First Commercial Sale of such Product in such country (the “Royalty Term”).

6.7       Foreign Exchange; Manner and Place of Payment.  With respect to Net Sales invoiced in United States dollars, the Net Sales hereunder shall be reported in United States dollars.  With respect to Net Sales invoiced in a currency other than United States dollars, the Net Sales invoiced shall be converted and reported into the United States dollar equivalent using a rate of exchange which corresponds to the rate used by Amgen (or its Sublicensees, as applicable), for the respective reporting period consistently with its other products, to record such Net Sales in its books and records that are maintained in accordance with U.S. generally accepted accounting principles.  All payments hereunder will be paid in United States dollars, except as set forth in Section 6.13.  Payment of all sums due by Amgen hereunder shall be made by check, wire transfer, or electronic

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

funds transfer (EFT), at Amgen’s choice, using account information provided by Array, which Array may update in writing from time to time.  Array shall supply Amgen with a completed EFT form and a completed supplier form within ten (10) days of the Effective Date.

6.8       Taxes. In the event that Law requires Amgen to withhold taxes with respect to any payment to be made by Amgen pursuant to this Agreement, Amgen shall withhold such taxes from the amount due and furnish Array with proof of payment of such taxes [***] of such payment.  Amgen shall provide reasonable assistance to Array in its efforts to claim an exemption of such taxes, obtain a refund of such taxes withheld, or obtain a credit with respect to such taxes paid.  In order for Array to secure an exemption from, or a reduction in, any withholding of taxes, Array shall provide to Amgen such forms as are reasonably required for each type of payment to be made pursuant to the Agreement for which an exemption from, or a reduction in, any withholding of taxes is sought.  In the event that a required form previously furnished to Amgen expires, is incorrect, or is inapplicable to the type of payment to be made, due to a change in circumstances or otherwise, Array shall furnish new forms to Amgen as reasonably required in order to secure an exemption from, or a reduction in, any withholding of taxes with respect to such payment.  All payments due to Array from Amgen pursuant to this Agreement shall be paid exclusive of any applicable value-added tax (“VAT”) (which, if applicable, shall be payable by Amgen upon receipt of a valid VAT invoice).  If Array is required to report any such tax, Amgen shall promptly provide Array with applicable receipts and other documentation necessary or appropriate for such report.  In the event that the governing tax authority retroactively determines that a payment made by Amgen to Array pursuant to this Agreement should have been subject to withholding (or to additional withholding) for taxes, and Amgen remits such withholding tax to the tax authority, Amgen will have the right to offset such amount (but not interest and penalties that may be imposed thereon) against future payment obligations of Amgen under this Agreement; provided however, that if no further payments or insufficient further payments are available against which offset may be pursued, Amgen may pursue reimbursement by any remedy (at law or in equity) available to it.

6.9       Royalty Payments and Reports.  Royalty payments under this Agreement with respect to Net Sales of all Products in a given calendar quarter shall be made to Array or its designee quarterly within [***] following the applicable calendar quarter.  Each royalty payment shall be accompanied by a report detailing, on a Product-by-Product and country-by-country basis, for all Net Sales of Products within the applicable Royalty Term by or under authority of Amgen its Sublicenses during the relevant three (3) month period, including: [***].

6.10     Books and Records; Accounting and Audits.  Each Party shall maintain complete and accurate books and records, in accordance with U.S. generally accepted accounting practices, which are relevant to, as applicable, costs or expenses to be reimbursed by the other Party, or payments to made to the other Party, under this Agreement, which books and records shall be sufficient in detail to verify all payment amounts due to a Party hereunder (including, with respect to Array, books and records of the number of hours worked in the Discovery Program by Array).  Each Party (the “Auditing Party”) shall have the right, at its own expense and not more than once in any calendar

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

year during the Term of this Agreement, to have an independent, certified public accountant, selected by the Auditing Party, and under an obligation of confidence, audit the books and records of the other Party (the “Audited Party”) in the location(s) where such books and records are maintained upon reasonable notice (which shall be no less than fifteen (15) business days prior written notice) and during regular business hours, and for the sole purpose of verifying the basis and accuracy of payments required and made under this Agreement.  The report and communication of such accountant with respect to such an audit shall be limited to a certificate stating whether any, as applicable, report made or reimbursement or other payment submitted during such period is accurate or inaccurate and, if a discrepancy is identified, shall also indicate the amount and if applicable, with respect to any report, the nature, of any discrepancy, and the correct information (with respect to the applicable period).  Such accountant shall provide Array and Amgen with a copy of each such report simultaneously.  Should the audit lead to the discovery of a discrepancy: (i) to the Auditing Party’s detriment, the Audited Party shall pay to the Auditing Party the amount of the discrepancy within thirty (30) days of the Audited Party’s receipt of the report; or (ii) to the Audited Party’s detriment, the Audited Party may, as applicable, credit the amount of the discrepancy against future payments payable to the Auditing Party under this Agreement, and if there are no such payments payable, then the Auditing Party shall pay to the Audited Party the amount of the discrepancy within thirty (30) days of the Auditing Party’s receipt of the report.  Additionally, in the event that the discrepancy is to the Auditing Party’s detriment and is [***] of the amount due for such audited period, then the Audited Party shall pay or reimburse the reasonable cost charged by such accountant for such audit.  Once the Auditing Party has conducted an audit permitted by this Section 6.10 in respect of any period, it may not re-inspect the Audited Party’s books and records in respect of such period, [***].  For clarity, however, if a discrepancy is identified by the accountant during the course of an audit and the Parties do not agree upon a resolution of such discrepancy, then [***] to the extent reasonably relevant to resolving such discrepancy.  Notwithstanding anything herein to the contrary, upon the expiration of [***] following the end of any calendar year, the right to audit, the books and records for such calendar year shall expire and such Party shall be released from any liability or accountability with respect to payments or FTE work performed as reflected in such books of such Party for such calendar year (including, for clarity, with respect to the calculation of royalties payable with respect to each such calendar year).  The Parties shall no longer be required to retain such books and records for any calendar year after the expiration of the [***] calendar year following such calendar year.

6.11     Credit Against Payments for Third Party License.

6.11.1  Right of Offset; Amount.  If Amgen or its Sublicensee believes that it is reasonably necessary to obtain a license or similar rights to intellectual property rights of a Third Party or Third Parties for Amgen or its Sublicensee to research, develop, make, have made, use, offer for sale, sell, have sold, import or otherwise exploit a Compound or Product (“Third Party License(s)”), then Amgen shall have the right to credit [***] of any compensation (including up-front payments, milestones and royalties) actually paid by Amgen or its Sublicensees with respect to such Compound or Product under any such Third Party License(s) against royalties otherwise

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

payable to Array hereunder; provided, however, that the application of such credits shall not reduce the royalties otherwise due to Array for any such Product in any given calendar year during the applicable Royalty Term by more than the Creditable Percentage; further provided, however, that unused credits in any period may be carried forward against royalties due in future periods.  As used herein, the “Creditable Percentage” shall be [***] with respect to payments for intellectual property licensed from Third Parties that [***], and [***] with respect to all other payments under Third Party Licenses (including [***]).  Such credit against royalties payable hereunder shall be allocated as follows: (a) [***] of royalties payable under a Third Party License with respect a Product shall be creditable against royalties payable hereunder for such Product; and (b) [***] of the portion of any up-front payments, milestones or other amounts payable under a Third Party License that is reasonably allocable to the exploitation of Products (as opposed to the exploitation of non-Products or other use of intellectual property that is the subject of the applicable Third Party License in a manner unrelated to the Products) shall be creditable against royalties payable hereunder.  Notwithstanding anything herein to the contrary, Amgen shall further have the right, solely with respect to credits under this Section 6.11.1 that arise from compensation paid to one or more Third Parties under any Third Party License(s) for rights under any Patents in the United States that [***], to reduce the royalties otherwise payable to Array hereunder with respect to Net Sales in the United States of Products that [***] by [***].

6.11.2  Generic Product Reduction.  Notwithstanding the foregoing provisions of Section 6.5, if, in a particular calendar year, one or more Third Parties is or are selling Generic Product in the Field in a country in the Territory during the Royalty Term and the sales of all such Generic Products in the Field in such country represent [***] sold in the Field during the Royalty Term in such calendar year in such country, then in such case the royalty rates attributable to the Net Sales of such Product in the Field in such country during the Royalty Term shall thereafter [***] of the amount otherwise payable under Section 6.5.  For purposes of the foregoing, “Generic Product” means any Product that is not developed, the subject of regulatory approval obtained, manufactured, offered for sale, sold or used, by or under the authority of Amgen or its Sublicensee but that obtains Marketing Approval through an abbreviated regulatory pathway for generic products.

6.11.3  Aggregate Floor.  Except as expressly provided in the last sentence of Section 6.11.1, in no event shall the credits and reductions set forth in this Section 6.11 plus any reduction to royalty rate pursuant to Section 6.5.1(c) reduce the royalties paid to Array hereunder with respect to a particular Product to [***] payable for such Product under Section 6.5.1(a) or (b), as applicable (or with respect to royalties payable under Section 6.16 with respect to Amgen Retained Compounds, [***] payable for Amgen Retained Compounds under Section 6.16; or with respect to royalties payable under clause (y) or (z) of Section 4.5 with respect to Non-Program Products, [***] payable for such Non-Program Products under clause (y) or (z) of Section 4.5).

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.12     Invoices.  To the extent an invoice is required to be submitted by Array to Amgen hereunder or at Amgen’s request, such invoice shall be addressed to:

[***]

Invoices not submitted to the foregoing address may be subject to delay or return.  In addition, each invoice should reference an applicable reference number to be provided by Amgen to Array promptly after the Effective Date.  Amgen may change the address and contact set out above upon written notice to Array.

6.13     Blocked Currency.  If at any time legal restrictions in the Territory prevent the prompt remittance of any payments with respect to sales therein, Amgen shall have the right and option to make such payments by depositing the amount thereof in local currency to Array’s account in a bank or depository in the Territory.

6.14     Confidentiality.  Array shall treat all financial information subject to review under this Article VI of this Agreement (including all royalty reports) as Amgen’s Confidential Information.

6.15     Change of Reporting Periods.  In the event that Amgen elects in the future to change its accounting and public financial reporting practices from calendar quarters and calendar years to fiscal quarters and years or vice versa, Amgen will provide written notice of such election to Array and thereafter the payment, reporting and other obligations related to calendar quarters and calendar years under Article VI of this Agreement (and as may be applicable elsewhere in this Agreement) shall be deemed satisfied by compliance therewith in accordance with the new reporting periods (fiscal reporting periods or calendar reporting periods, as the case may be) instead of the previously utilized reporting periods.

6.16     Residual Royalties.  In the event of a termination of this Agreement under Section 11.2 by reason of a breach by Amgen, or any termination of this Agreement under Section 11.3 by Amgen, or any termination of this Agreement under Section 11.4 by Array, [***] that, as of the effective date of such termination, [***] pursuant and subject to the provisions of this Article VI, [***] under this Article VI, [***].

ARTICLE VII - COMMERCIALIZATION

7.1       Commercialization Rights.  Subject to the provisions of Section 7.2 below, Amgen shall have all rights and responsibility for commercialization of Products.

7.2       Co-Promotion Option of Array.  Array will have an option (the “Co-Promotion Option”) to co-promote Products in the United States with Amgen according to the terms and conditions set forth in this Section 7.2.  Array shall notify Amgen of its intent to exercise its Co-Promotion Option with respect to a particular Product in a particular indication at any time prior

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to the date that is [***] after the date on which Array receives written notice from Amgen, [***], of the [***] of such Product (provided that if such [***] of such Product for the indication that Array elected to exercise its Co-Promotion Option is discontinued or such Product otherwise does not receive Marketing Approval in the United States for such indication, then such Product shall not be a Co-Promoted Product and the Co-Promotion Option shall no longer be deemed to have been exercised and Array may exercise its Co-Promotion Option again in accordance with the procedures set forth above in this Section) (each such Product for which Array exercises the Co-Promotion Option being referred to as a “Co-Promoted Product”).  Once Array elects to exercise its first Co-Promotion Option, then subsequent Co-Promotion Options shall be limited to the co-promotion of Products in indications that have the same target population of physicians, nurses, pharmacists and other individuals who provide health care services to patients (the “Target Audience”) that are to be detailed as that of the first Co-Promoted Product (and such Co-Promotion Option shall only be exercisable for utilizing the same sales representatives then being utilized by Array for the first Co-Promoted Product).  As used in this Section 7.2, “co-promote” shall mean to promote a Product through Amgen and Array’s respective sales forces under a single trademark; “details” shall mean face-to-face sales presentations made to Target Audience, in their capacity as such.  Amgen shall not grant any sublicense to sell any Product in the United States unless the applicable Sublicensee agrees in writing to be subject to Array’s Co-Promotion Option and associated rights of Array set forth in this Agreement to the same extent as, and on the same terms and conditions as, Amgen is obligated under this Agreement.

7.2.1    Scope of Co-Promotion.  At such time as Array exercises its Co-Promotion Option with respect to a Co-Promoted Product, it shall notify Amgen of the maximum percentage of the total details that Array intends to perform annually for such Co-Promoted Product (such percentage being referred to as the “Co-Promotion Percentage” for such Co-Promoted Product) in the United States.  This Co-Promotion Percentage shall not be less than [***] and not greater than [***] of the total details in the United States to be conducted for such Co-Promoted Product in a calendar year of such Co-Promoted Product, and shall in no event exceed [***], unless otherwise agreed by the Parties (provided that, the Parties intend that the Co-Promotion Percentage for any Co-Promoted Product that is subsequent to Array detailing a first Co-Promoted Product shall be discussed between the Parties in an effort to minimize disruption to the co-promotion activities with respect to the first Co-Promoted Product).  Array shall have the right to phase-in such detailing efforts over the initial three (3) years of co-promoting a Co-Promoted Product pursuant to an agreed upon plan therefor; provided that, Array must commit to provide at least [***] of its maximum designated commitment in the first, and [***] of such commitment in the second, calendar year of co-promoting such Co-Promoted Product.

7.2.2    Commercialization Committee.

(a)  Establishment.  Within thirty (30) days after the first filing of an MAA in the United States for the first Co-Promoted Product, Array and Amgen shall establish a Joint Commercialization Committee (“JCC”).  The JCC shall have as its sole purpose the sharing of

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

information with respect to each Co-Promoted Product in the United States and the co-promotion activities of the Parties with respect to each Co-Promoted Product.  The JCC shall not be a decision making body.

(b)  Meetings; Information.  The JCC shall meet at least quarterly.  Amgen shall notify Array at least two weeks in advance of the date of each JCC meeting, and Array shall have the opportunity to send at least one Array employee to each such meeting, who shall be designated as a member of the JCC.  Either Party may replace its respective JCC representative(s) at any time with prior written notice to the other Party.

7.2.3    Co-Promotion Plan.  Amgen shall prepare an operating plan for co-promotion of each Co-Promoted Product in the United States for the applicable indication (each, a “Co-Promotion Plan”), which shall be reviewed by the JCC reasonably prior to the anticipated first commercial sale of the applicable Co-Promoted Product in the United States.  Each Co-Promotion Plan shall set out in reasonable detail:  (i) overall strategies with respect to promoting and marketing the applicable Co-Promoted Product in the United States for the applicable indication; (ii) the activities to be conducted and the responsibilities of each Party in connection with the co-promotion of the applicable Co-Promoted Product; and (iii) a reasonable allocation between Amgen and Array of activities under such Co-Promotion Plan, including a reasonable allocation of promotion responsibilities with respect to key members of the Target Audience in major metropolitan areas.

7.2.4    Changes to the Co-Promotion Plan.  Amgen shall promptly provide the JCC with any material changes to the Co-Promotion Plan for a Co-Promoted Product.

7.2.5    Co-Promotion Coordination.  The JCC shall be responsible for coordinating the co-promotion activities under this Section 7.2 with respect to each Co-Promoted Product.  Amgen shall develop the strategies and programs to carry-out co-promotion activities, including the assignment of co-promotion activities and details in accordance with the Co-Promotion Plan. After exercise of the Co-Promotion Option, upon the request of either Party, the Parties will in good faith enter into an agreement specifying in more detail how the Parties will carry out the co-promotion activities.

7.2.6    Sales Representatives.

(a)  Qualifications.  Array shall employ professional and trained sales representatives to co-promote each Co-Promoted Product, and such sales representatives shall meet Amgen’s standards for its sales representatives for the Product and such competence and professionalism as is common in the pharmaceutical industry.  With the prior written consent of Amgen (which shall not be withheld or delayed unreasonably), Array may utilize a Third Party contract sales organization (that is not an affiliate of a pharmaceutical or biotechnology company) to supply sales representatives for Array to perform its co-promotion obligations, provided that the

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

number of contract sales representatives so used by Array shall not exceed [***] of Array’s sales representatives detailing the applicable Product in the first, and [***] of Array’s sales representatives detailing the applicable Product in the second, calendar year of co-promoting such Co-Promoted Product; provided further, that Amgen has the right to approve the sales representatives performing details for a Co-Promoted Product hereunder and to cause the removal from such detailing activities of such Sales Representatives.  Array will not have the right to use any person other than employees of Array to co-promote the Co-Promoted Product after the second calendar year of Co-Promoting the Co-Promoted Product.

(b)  Training.  Amgen shall provide, at its expense, the same sales training on each Co-Promoted Product for Array sales representatives who will be promoting such Co-Promoted Product as the training on the Co-Promoted Product Amgen provides to its own sales representatives who promote such Co-Promoted Product in the United States.  Array shall be responsible for the travel and housing costs of its sales representatives for such training with no reimbursement of such costs by Amgen.

(c)  Promotional Materials.  With respect to the co-promotion of each Co-Promoted Product, Amgen will provide to the Array sales representatives, free of charge, the same promotional, advertising, educational and communication materials as are provided to its own sales representatives who promote such Co-Promoted Product in the United States for the applicable indication, and Array sales representatives will utilize only the promotional, advertising, educational and communication materials so provided to them by Amgen, and will not utilize any other promotional, advertising, educational or communication materials or other materials relating to or referring to the Co-Promoted Product.  Array sales representatives will conduct only those promotional and other activities relating to the Co-Promoted Product that have been approved in advance in accordance with the Co-Promotion Plan.  Array sales representatives shall not modify, change or alter the promotional, advertising, educational and communication materials provided by Amgen in any way whatsoever, without the express prior written consent of Amgen.  Array sales representatives shall use such materials solely for the purpose of performing their obligations under this Agreement.  Array shall ensure that its sales representatives perform in compliance with all Law.

(d)  Timing.  Array and Amgen shall cooperate to have the Array sales representatives hired and trained prior to the commencement of their co-promotion activities with respect to a particular Co-Promoted Product.

7.2.7    Reimbursement.  Amgen shall compensate Array for its co-promotion activities at an agreed, fee-per-detail intended to approximate the amount that would be charged by a qualified commercial sales organization for similar services (“Co-Promotion Costs”).  Upon exercise of the Co-Promotion Option, the Parties shall agree upon the specific compensation terms of the co-promotion arrangement, which shall be consistent with terms customary in contract sales organization agreements.  Agreement on such compensation terms shall not be a

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

pre-condition to Array’s right to exercise the Co-Promotion Option or to co-promote the applicable Product.  Notwithstanding the foregoing, the Parties agree that Amgen will not participate in start-up costs to build Array’s sales force.  Following each calendar quarter in which Co-Promotion Costs are incurred, Array shall provide Amgen an invoice for Array’s Co-Promotion Costs following such calendar quarter, and Amgen shall reimburse such amounts within forty-five (45) days of receipt of such invoice.

7.2.8    Array Right to Terminate.  Array shall have the right to terminate its co-promotion of any Co-Promoted Product, and its obligations under this Article VII with respect to such Co-Promoted Product, upon [***] prior notice to Amgen. Array shall not have the right to sublicense or otherwise transfer its rights under this Section 7.2.

7.2.9    Array is not a Distributor.  It is recognized by the Parties that Array, under its Co-Promotion Option, may receive orders from Third Parties for the Co-Promoted Product.  In such event, Array will transmit said orders to Amgen and Amgen shall book all sales resulting from such orders.

7.2.10  Audits.  Amgen shall have the right to audit the detailing performance of Array’s sales representatives with respect to Co-Promoted Products, including details performed, detail position, and other matters.  Array will cooperate with Amgen in the performance of any such audits.  Amgen may use a Third Party vendor to perform such audits.

7.2.11  Other Products.  Array’s sales representatives that are co-promoting a Co-Promoted Product shall not promote any other product that [***], without Amgen’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, and Array shall notify Amgen in advance of any other products being promoted by Array sales representatives that are co-promoting a Co-Promoted Product and discuss with Amgen any questions or concerns that Amgen may have with respect to the promotion of such product by the same sales representatives who are promoting a Co-Promoted Product and reasonably cooperate to mitigate any concerns that Amgen may have.

ARTICLE VIII - OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

8.1       Ownership of Inventions; Disclosure.  Each Party and its Affiliates shall retain all of its rights, title and interest in and to technology it owns as of the Effective Date, including the right to transfer or license such intellectual property to others for any purpose, subject only to its obligations under this Agreement.  All right, title and interest in and to all inventions made solely by personnel of a Party or its Affiliate shall be owned by such Party or its Affiliate.  All right, title and interest in and to all inventions made jointly hereunder by personnel of Amgen and Array shall be jointly owned by Amgen and Array, subject to any applicable licenses and payment and other obligations set forth in this Agreement.  Inventorship shall be determined in accordance with the patent Law of the United States.  Except as expressly provided in this Agreement, neither Party nor

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any of its Affiliate shall have any obligation to account to the other for profits, or to obtain any consent of the other Party or its Affiliates to license or exploit patented jointly-owned subject matter, by reason of joint ownership thereof, and each Party, on behalf of itself and its Affiliates, hereby waives any right it may have under the Law of any jurisdiction to require any such consent or accounting.

8.2       Patent Filings.  Except as set forth in this Section 8.2 and Section 4.4, (i) Array shall have all rights with respect to Prosecution and Maintenance of Array Patents, other than Composition Patents; (ii) Amgen shall have all rights with respect to Prosecution and Maintenance of Amgen Patents; and (iii) Amgen shall have the first right to Prosecute and Maintain the Composition Patents and Joint Patents, and Array shall have the second right as set forth in this Section 8.2.

8.2.1    Responsibilities.  Amgen will control, by itself or through outside counsel reasonably acceptable to Array and directed by Amgen, and have final decision making authority and bear all costs with respect to the Prosecution and Maintenance of Composition Patents and Joint Patents (“First Right Patents”).  Amgen will (i) provide Array with copies of and an opportunity to review and comment upon the text of the applications relating to the First Right Patents at least thirty (30) days before filing; provided, that if it is not reasonably practicable to provide such application in such thirty (30) day period, then Amgen will provide either a draft copy of such application or a statement of intent to file such application in such thirty (30) day period; (ii) provide Array with a copy of each submission made to and document received from a patent authority, court or other tribunal regarding any First Right Patent reasonably promptly after making such filing or receiving such document, including a copy of each application for each First Right Patent as filed together with notice of its filing date and application number; (iii) keep Array advised of the status of all material communications, actual and prospective filings or submissions regarding the First Right Patents, and will give Array copies of and an opportunity to review and comment on any such material communications, filings and submissions proposed to be sent to any patent authority or judicial body; and (iv) consider in good faith Array’s comments on the communications, filings and submissions for the First Right Patents.  Array shall reasonably cooperate with and assist Amgen, upon Amgen’s request and at Amgen’s expense, in connection with such activities, including by making scientists and scientific records reasonably available to Amgen.

8.2.2    Assumption.  If Amgen proposes to abandon or fail to maintain any First Right Patent, or if Amgen proposes to offer Array the right to control Prosecution and Maintenance of any First Right Patent, Amgen will give Array reasonable notice thereof (which, whenever practicable, shall be at least sixty (60) days prior to the date upon which such Patent shall lapse or become abandoned) and thereafter Array may, upon prompt written notice to Amgen (delivered in no event later than thirty (30) days after receipt of Amgen’s notice), control Prosecution and Maintenance with respect to such Patent in accordance with this Section 8.2.2 (any Patent so assumed, an “Assumed Item”).  In such case, Array will control, by itself or through outside counsel reasonably acceptable to Amgen and directed by Array, and have final decision making authority

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with respect to the Prosecution and Maintenance of Assumed Items, at Array’s sole cost and expense.  Array will have the same obligations to Amgen for Assumed Items as Amgen has to Array with respect to First Right Patents as set forth in clauses (i)-(iv) of Section 8.2.1.

8.2.3    Other Matters Pertaining to Prosecution of Patents.

(a)  Each Party shall keep the other informed as to material developments with respect to the Prosecution and Maintenance of Patents claiming Collaboration Technology (except for Joint Patents, which are addressed in Section 8.2.1 and 8.2.2 and not in this Section 8.2.3) or of Patents included within the Array Technology that pertain to Clinical Candidates or Products, including by providing upon request copies of any substantive documents that such Party or its Affiliate receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and by providing the other Party the opportunity to have reasonable input into the Prosecution and Maintenance.

(b)  If, during the term of this Agreement, the Party responsible for prosecuting a Patent within the Collaboration Technology solely owned by such Party or its Affiliate pursuant to Section 8.2.3 above (the “Prosecuting Party”) intends to allow such Patent to lapse or become abandoned without having first filed a substitute, the Prosecuting Party shall, whenever practicable, notify the other Party of such intention at least sixty (60) days prior to the date upon which such Patent shall lapse or become abandoned, and such other Party shall thereupon have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense with counsel of its own choice.

(c)  The Prosecuting Party shall be responsible for costs associated with the Prosecution and Maintenance of such Patents within the Collaboration Technology that it owns solely.  The other Party and its Affiliates shall reasonably cooperate with and assist the Prosecuting Party, at the Prosecuting Party’s request and expense, in connection with such activities, including by making scientists and scientific records reasonably available to the Prosecuting Party.

(d)  “Prosecution and Maintenance” or “Prosecute and Maintain” with regard to a Patent shall mean the preparing, filing, prosecuting and maintenance of such Patent, as well as re-examinations, reissues, requests for patent term extensions and the like with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent.

(e)  If requested by Amgen, Array will in good faith discuss with Amgen whether it would be appropriate to transition to Amgen for Prosecution and Maintenance any Program-related Patents not then being Prosecuted or Maintained by Amgen.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.3       Enforcement Rights.

8.3.1    Defense and Settlement of Third Party Claims.  Subject to the indemnification obligations of each Party under Section 10.4 of this Agreement, each Party shall have the right, but not the obligation, at its own cost and expense, to defend against Third Party claims brought against it; provided that, if a Third Party asserts against Array or against Array and Amgen that a Patent or other right owned by it is [***], Amgen shall have the first right, but not the obligation, to defend against such assertions at its cost and expense (so long as Amgen has the right to sell such Product hereunder), subject to the indemnification obligations of each Party under Section 10.4 of this Agreement.

8.3.2    Infringement by Third Parties.

(a)  If any Patent within the Licensed Technology Controlled by Array or Joint Patent is infringed by a Third Party in any country in connection with [***], Amgen shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement of such Patent, by counsel of its own choice, and Array shall have the right, at its own expense, to be separately represented by counsel of its own choice (but Amgen will continue to control such action).  If Amgen fails to bring an action or proceeding within a period of [***] days after a request by Array to do so (or (i) if later, within such time period after an action can viably be brought by Law (as, for example, in the case of expiration of a clinical trial exemption to patent infringement) or (ii) if earlier, [***] days before expiration of any time period within which an action can viably be brought by Law), then, upon notice to Amgen, Array shall have the right to bring and control such action by counsel of its own choice, and Amgen shall have the right to be separately represented in any such action by counsel of its own choice at its own expense; provided that, Array will not commence or maintain an enforcement action under this Section 8.3.2 (x) with respect to Joint Patents, or (y) with respect to Array Patents in connection with the manufacture, use or sale of a glucokinase activator, a product substantially similar to a Product, or a product competitive to a Product in such country, in each case if Amgen informs Array in writing that Amgen reasonably believes such action would be reasonably likely to have a material adverse effect on the Licensed Technology.

(b)  If one Party or its Affiliate brings an action or proceeding in accordance with this Section 8.3.2, the second Party and its Affiliates agree to be joined as a party plaintiff if necessary to maintain the action, and to give the first Party or its Affiliate reasonable assistance and authority to file and prosecute the suit.  Except as otherwise provided in Section 8.3.2(a) above with respect to a Party’s (or its Affiliate’s) separate representation (if any) using counsel of its own choice, the non-controlling Party (and its Affiliates) will cooperate with the controlling Party (and its Affiliates) at the controlling Party’s (or its Affiliate’s) request and the controlling Party will reimburse all reasonable, documented, out-of-pocket expenses incurred by the non-controlling Party and its Affiliates in connection therewith.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)  The amount of any recovery from the enforcement activities under this Section 8.3.2 actually received by the Party (and its Affiliates) controlling such action shall first be applied to the out-of-pocket costs of such action, and then (i) if Amgen is the party that brings such action or proceeding, then Array shall be paid an amount equal to the royalties that would have been due upon sales of the infringing product as if such infringing sales had been Net Sales of a Product sold by Amgen, and the remaining portion of such recovery shall be paid to Amgen, or (ii) if Array is the party that brings such action or proceeding, then the remaining portion of such recovery shall be retained by Array.  Neither Party nor its Affiliates will enter into a settlement or consent judgment or other voluntary final disposition of a suit under this Section 8.3.2 without the consent of the other Party (which consent shall not be unreasonably conditioned, withheld or delayed), unless such settlement, consent judgment or other disposition does not admit the invalidity or unenforceability of any Patent within the Licensed Technology and provided further, that any rights to continue the infringing activity in such settlement, consent judgment or other disposition shall be limited to those rights that the granting Party (and its Affiliates) otherwise has the right to grant to a Third Party.

8.4       Patent Term Extensions.  The Parties will reasonably discuss for which Patents related to a Product to pursue patent term extension.  Array will provide reasonable assistance to Amgen in connection with obtaining supplemental protection certificates for Patents within the Licensed Technology.  To the extent reasonably and legally required to obtain any such supplemental protection certificates in a particular country, Array will make available to Amgen copies of all necessary documentation to enable Amgen to use the same for the purpose of obtaining the supplemental protection certificates in such country.

8.5       Patent Marking.  At Array’s request, Amgen shall mark (or caused to be marked) all Products marketed and sold hereunder with appropriate Patent numbers or indicia to the extent permitted by Law, in those countries in which such notices impact recoveries of damages or remedies available with respect to infringements of Patents.

ARTICLE IX - CONFIDENTIALITY

9.1       Confidentiality; Exceptions.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties hereby agree that, during the Term and for five (5) years thereafter, the receiving Party and its Affiliates (hereinafter referred to in this Section 9.1 as the “receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information and other confidential and proprietary information and materials furnished to it by the other Party or its Affiliate (hereinafter referred to in this Section 9.1 as the “disclosing Party”) pursuant to this Agreement (collectively, “Confidential Information”), except to the extent that it can be established by the receiving Party that such Confidential Information:

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)        was in the lawful knowledge and possession of the receiving party prior to the time it was disclosed to, or learned by, the receiving Party, or was otherwise developed independently by the receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the receiving Party;

(ii)       was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(iii)      became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

(iv)      was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

9.2       Program Information.  During the Term, all activities conducted and data generated within the Program (or within Array’s glucokinase activator program conducted prior to the Effective Date), including the Discovery Program, the 403 MAD and the 403 Bioequivalence Trial, shall be treated as Amgen Confidential Information hereunder.  Upon any termination of this Agreement, activities conducted and data generated in the Program that relate to Amgen Retained Products shall be treated as Amgen Confidential Information hereunder to the extent related thereto, and activities conducted and data generated in the Program that relate to Returned Compounds shall be treated as Confidential Information of Array to the extent related thereto.  With respect to other information or data generated in the Program, if any, such information and data shall be treated as the Confidential Information of the Party (and its Affiliates) that generated such Confidential Information.  If, prior to termination of this Agreement or within a reasonable time after termination, either Party or its Affiliate becomes aware of Confidential Information for which the allocation described in the second and third sentences of this Section 9.2 would preclude use or disclosure of such Confidential Information (i) by Amgen that would be reasonably necessary in the course of exercising such rights as Amgen may have after termination with respect to Amgen Retained Products, or (ii) by Array that would be reasonably necessary in the course of exercising such rights as Array may have after termination with respect to Returned Compounds, then the Parties agree to reasonably discuss appropriate modifications to such allocation.

9.3       Authorized Disclosure.  Except as expressly provided otherwise in this Agreement, each Party (and its Affiliates) may use and disclose Confidential Information of the other Party (and its Affiliates) as follows:  (i) in connection with the exercise of rights granted or reserved in this Agreement (including the rights to commercialize Products and to grant licenses and sublicenses hereunder) or to [***] actual or potential licensees of Amgen or sublicensees hereunder, or actual or potential licensees of Array in connection with any Compound or Product after any termination of this Agreement, or Contractors used in the Program on a need to know basis, under reasonable and

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

customary contractual obligations of confidentiality (provided that, with respect to any [***], Array will act in good faith during the Term of this Agreement to restrict the disclosure of any Program-related information to such persons until an [***]), or (ii) to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, prosecuting or defending litigation, complying with governmental regulations, obtaining regulatory approval, conducting preclinical or clinical trials, or marketing Products, in each case in accordance with this Agreement, or as otherwise required by Law; provided, however, that if a Party (or its Affiliate) is required by Law to make any such disclosure of the other Party’s (or its Affiliate’s) Confidential Information it will, except where impracticable for necessary disclosures, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed or (iii) to the extent mutually agreed to by the Parties.

9.4       Termination of Prior Agreements.  This Agreement supersedes the Confidential Disclosure Agreement between the Parties (or their predecessors) dated September 15, 2009, including all modifications.  All information exchanged between the Parties (or their Affiliates) under those Agreements shall be deemed Confidential Information and shall be subject to the terms of this Article IX.

9.5       403 MAD and the 403 Bioequivalence Trial.  Except as required by Law or as permitted under this Section 9.5 or under Section 12.1, during the term of this Agreement Array shall not publish any information on ARRY-403 or any other Compound without the prior written consent of Amgen.  Notwithstanding the foregoing, [***] to the extent such [***] as of the Effective Date; provided, however, that Array shall to the extent permitted under its agreements with such [***] as of the Effective Date, (i) submit any proposed publication to Amgen at least thirty (30) days in advance to allow Amgen to review and comment on such planned publication, and shall reasonably consider, and use reasonable efforts to incorporate, all Amgen comments on such publication; (ii) postpone the publication for up to an additional sixty (60) days upon request by Amgen in order to allow the consideration of appropriate patent applications or other protection to be filed on information contained in the publication; (iii) upon request of Amgen, remove Confidential Information of Amgen from the information intended to be published; and (iv) reasonably cooperate with Amgen with respect to the handling of any competitively sensitive information in such potential publication.  Notwithstanding the foregoing, in no event shall Array or its Contractors publish or otherwise disclose the chemical structure of ARRY-403.

9.6       Publications.  Prior to initiation of the first Phase III of a Product containing ARRY-403, any publication relating to a clinical trial of a Product containing ARRY-403 shall include in the description of such Product the Array compound number (i.e., ARRY-403).  Amgen shall submit any proposed publication containing Confidential Information of Array to Array at least thirty (30) days in advance to allow Array to review such planned public disclosure.  Array will promptly review such proposed publication and make any objections that it may have to the publication of

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Confidential Information of Array contained therein.  Amgen shall consider all reasonable comments made by Array to the proposed publication, including whether to postpone the publication for up to an additional sixty (60) days in order to allow the consideration of appropriate patent applications or other protection to be filed on Confidential Information of Array contained in the publication or remove Confidential Information of Array from the information intended to be published.

9.7       Attorney-Client Privilege.  Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the receiving Party, regardless of whether the disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections.  The Parties:  (a) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Effective Date both the receiving Party and the disclosing Party shall have the right to assert such protections and privileges.

ARTICLE X - REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

10.1     Mutual Representations and Warranties.  Each of the Parties hereby represents and warrants as of the Effective Date as follows:

(a)  It is duly organized and validly existing under the Law of its jurisdiction of incorporation and it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement.

(b)  This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms.  The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any Law.

(c)  To its knowledge, no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental authority or under Law, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed concurrently herewith, or (except for Marketing Approvals, licenses, clearances and the like necessary for the commercialization, research, development, manufacture, sales or marketing of pharmaceutical products and except for any required filing with the United States Securities and Exchange Commission) for the performance by it of its obligations under this Agreement.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)  It has not granted any right to any Third Party relating to its respective technology in the Field which conflicts with the rights granted to the other Party hereunder.

10.2     Array Representations and Warranties.  Array represents and warrants to Amgen that as of the Effective Date:

(a)  Array has sufficient legal and/or beneficial title to grant to Amgen the licenses purported to be granted to Amgen hereunder, and with respect to the Array Patents listed on Exhibit 10.2(a), all fees required to be paid by Array or its Affiliates in order to maintain such Array Patents have been paid to date, and none of the listed Array Patents have been abandoned or cancelled for failure to prosecute or maintain them.

(b)  Array has [***] prior to the Effective Date.

(c)  None of the Array Patents is the subject of any interference or opposition, suit or legal proceeding, and Array has not received written notice from any Third Party challenging Array’s ownership rights in, or the validity, enforceability or scope of, any Array Patent.

(d)  Exhibit 10.2(a) contains a complete list of all Patents owned or Controlled by Array that are within the Array Technology, including all Patents owned or Controlled by Array that claim ARRY-403 or processes for making or using, or compositions containing the same.

(e)  Array has not nor has any of its Affiliates previously assigned, transferred or conveyed titled to, or licensed in any manner inconsistent with the licenses to Amgen set forth herein, or otherwise encumbered any of its right, title and interest in the Patents set forth on Exhibit 10.2(a) or the Array Know-How.

(f)   Array has disclosed in a written letter dated as of the Effective Date to Amgen (the “Inventory Letter”) a complete inventory, to its knowledge, of the Compounds and Products owned or Controlled by Array (the “Inventory”).  Array owns all right, title and interest in the listed Inventory.  The Inventory set forth on Section B of the Inventory Letter has been manufactured in accordance with current Good Manufacturing Practices (as defined in the United States Code of Federal Regulations) and Law, and Array is not aware of any circumstance with respect to the Inventory listed on Section B of the Inventory Letter that would make it unfit for human use in clinical trials intended to support development of Products in accordance with U.S. Law.

(g)  Array has disclosed to Amgen all material data and information in its possession or of which it is aware with respect to ARRY-403, including: (i) safety data and information, including adverse events, toxicology results and pharmacology results, (ii) filings and correspondence, including records of contact, with regulatory authorities with respect to the Compounds and/or Products, and (iii) preclinical and clinical results; and has provided Amgen an

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

opportunity, on request, to review all material data and information of which Array is aware with respect to its glucokinase activator program; and in each of the foregoing cases Array does not possess, and has not omitted to disclose to Amgen, any information that would be inconsistent with any material information that Array has disclosed to Amgen or that would make such information misleading.

(h)  Array has, and to its knowledge Array’s Contractors have, performed all development and manufacturing of Compounds and Products in accordance with Law and, with respect to clinical trial supplies and Compound or drug product intended for human use, current Good Clinical Practices (as defined in the United States Code of Federal Regulations).

(i)   None of the Array Patents has been licensed from a Third Party, and neither Array nor any of its Affiliates is party to any agreement with a Third Party that requires any financial payments to such Third Party based on development, manufacturing or commercialization of any Compound or Product other than fee-for-service payments to contract manufacturers, contract research organizations and other Contractors performing services for Array in connection with the development, manufacturing or commercialization of Compounds and/or Products.  For the sake of clarity, Array is under no obligation to pay a milestone or royalty to any such contract manufacturer, contract research organization or other Contractor with respect to the research, development, use, manufacture, sale or other commercialization of Compounds and/or Products.

(j)   Array has not used in connection with the research or development within its glucokinase activator program any employee, consultant or investigator that has been debarred or the subject of debarment proceedings by any regulatory agency.

10.3     Disclaimer.  Array and Amgen specifically disclaim any guarantee that the Discovery Program will be successful, in whole or in part.  The failure or lack of success of any activities of either or both of the Parties in developing Clinical Candidates or Products will not be construed to constitute a breach of any representation or warranty or other obligation under this Agreement.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ARRAY AND AMGEN MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED TECHNOLOGY, ARRAY TECHNOLOGY, AMGEN TECHNOLOGY, COLLABORATION TECHNOLOGY, AMGEN ABANDONED PRODUCT TECHNOLOGY, COMPOUNDS, CLINICAL CANDIDATES, INFORMATION DISCLOSED HEREUNDER OR PRODUCTS INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY TECHNOLOGY LICENSED HEREUNDER, PATENTED OR UNPATENTED, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.4     Indemnification.

10.4.1  Indemnification by Amgen.  Amgen hereby agrees to indemnify, defend and hold harmless Array and its agents, directors and employees (the “Array Indemnitees”) from and against any and all suits, claims, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys’ fees (“Losses”), resulting from Third Party claims based on, and to the extent attributable to:  [***], but excluding the Losses in this Section 10.4.1 to the extent they arise from or are attributable to causes described in (a), (b), (c) or (d) in Section 10.4.2 below or to the negligence or willful misconduct of any Array Indemnitee.

10.4.2  Indemnification by Array.  Array hereby agrees to indemnify, defend and hold Amgen and its agents, directors and employees (the “Amgen Indemnitees”) harmless from and against any and all Losses resulting from Third Party claims based on, and to the extent attributable to:  [***], but excluding the Losses in this Section 10.4.2 to the extent they arise from or are attributable to causes described in (a), (b) or (c) in Section 10.4.1 above or to the negligence or willful misconduct of any Amgen Indemnitee.

10.4.3  Procedure.  In the event an Amgen Indemnitee or Array Indemnitee is seeking indemnification under Section 10.4.1 or 10.4.2 (the “Indemnified Party”), it shall promptly inform the other Party (the “Indemnifying Party”) of the applicable Third Party claim and, when known, the facts constituting the basis for the Third Party’s claim; provided that the failure by an Indemnified Party to give such notice or to otherwise meet its obligations under this Section 10.4.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that the Indemnifying Party is actually prejudiced as a result of such failure.  The Indemnifying Party shall assume the defense of all Third Party claims for which it is responsible for indemnification under this Section 10.4.3 at its own expense promptly upon notice of such Third Party claim, and will have exclusive control of the defense and settlement of the claims for which it assumes such defense.  The Indemnified Party will not settle or compromise any Third Party claim for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, unless the Indemnifying Party is in breach of its obligation to defend hereunder.  In no event will the Indemnifying Party settle any Third Party claim without the prior written consent of the Indemnified Party if such settlement does not include a complete release from liability on such Third Party claim or if such settlement would involve undertaking an obligation by the Indemnified Party other than the payment of money, would bind or impair the Indemnified Party (or any of its tangible or intangible assets or properties), or includes any admission of wrongdoing by the Indemnified Party or that any intellectual property or proprietary right of the Indemnified Party is invalid or unenforceable.  The Indemnified Party will reasonably cooperate with the Indemnifying Party at the Indemnifying Party’s expense and will make available to the Indemnifying Party reasonably requested information under the control of the Indemnified Party, which information will be subject to applicable confidentiality obligations set forth in Article IX above.  The Indemnifying Party shall permit the Indemnified Party to participate in (but not to control) the defense of the Third

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party claim through counsel of its choosing to the extent it has the ability to do so (at the Indemnified Party’s expense).  Notwithstanding the foregoing, the Indemnified Party will [***].

10.5     Limitation of Liability.  NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, OTHER THAN TO THE EXTENT RESULTING FROM A BREACH OF ARTICLE IV (EXCLUSIVITY) OR ARTICLE IX (CONFIDENTIALITY), IN NO EVENT WILL ARRAY OR AMGEN BE LIABLE TO THE OTHER OR ANY OF THE OTHER’S AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH A BREACH OR ALLEGED BREACH OF THIS AGREEMENT.  THE FOREGOING SENTENCE SHALL NOT BE CONSTRUED TO LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY THE OTHER PARTY FROM AND AGAINST THIRD PARTY CLAIMS AS SET FORTH IN SECTION 10.4 (INDEMNIFICATION).

10.6     Covenants.  Each Party hereby covenants to the other Party that, during the Term of the Agreement:

10.6.1  It and its Affiliates will not grant any right to any Third Party relating to any intellectual property or proprietary right licensed by it or its Affiliates to the other Party hereunder that conflicts with the rights granted to the other Party hereunder.

10.6.2  It and its Affiliates will not knowingly use in connection with the Discovery Program any employee, consultant or investigator that has been debarred or the subject of debarment proceedings by any regulatory agency.

ARTICLE XI - TERM AND TERMINATION

11.1     Term.  Unless earlier terminated, the Agreement will continue in full force and effect, on a product-by-product and country-by-country basis until the date no further payments are due under Article VI above with respect to sales of the applicable Product in the applicable country, at which time the licenses granted to Amgen pursuant to Article V will be fully paid-up and royalty- free with respect to such Product in such country.

11.2     Termination For Breach.  Either Party may terminate this Agreement in the event the other Party shall have materially breached in the performance of any of its material obligations hereunder, and such breach shall have continued for [***] (or such extended period as set forth below, if applicable) after written notice thereof was provided to the breaching Party by the non-breaching Party.  Any termination shall become effective at the end of such [***] period unless the breaching Party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the [***] period or, if such breach is capable of being cured, but not reasonably capable of being cured within such [***] period, the breaching Party is diligently undertaking substantive and progressive efforts to cure such breach on or before such date, in which case the cure period

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall be extended for so long as such substantive and progressive efforts are continuing during such period, up to an additional [***].

11.3     Termination Upon Notice. Amgen may terminate this Agreement in its entirety at any time (i) upon [***] written notice to Array if any Phase II or Phase III clinical trial of a Product is “on-going” (as defined in Section 11.5.2 below) at the time of such notice (or if Amgen commences such a Phase II or Phase III clinical trial during the period between such notice and the effective date of such termination), or (ii) otherwise, upon [***] written notice to Array.

11.4     Termination on Bankruptcy.  Either Party may terminate this Agreement, if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, unless in connection with such dissolution or liquidation this Agreement is assigned under Section 12.4, or if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors.

11.5     Effect of Termination.

11.5.1  Certain Payment Terms.  In the event of a termination of this Agreement under Section 11.2 by reason of a material breach by Amgen, or any termination of this Agreement under Section 11.3 by Amgen, or termination of this Agreement by Array pursuant to Section 11.4, Amgen shall pay to Array an amount equal to: (i) the FTE amounts budgeted to be incurred by Array in accordance with the then-current Discovery Plan over the [***] immediately following the notice of termination under Section 11.2, Section 11.3 or Section 11.4  (the “Wind-Down Period”) (or such shorter period if less than [***] remains in the Discovery Program Term) related to matters under the Discovery Program; and (ii) any non-cancelable out-of-pocket costs reasonably incurred by Array hereunder in accordance with Section 6.2.3 (excluding any such commitments to the extent reimbursed in clause (i) above or otherwise).  Amgen shall make the payments to Array under clauses (i) and (ii) above [***] after Array invoices Amgen therefor, and Amgen shall have no further obligation to fund any of Array’s activities under the Discovery Program or otherwise.  For purposes of the foregoing, it is understood that with respect to Array FTEs, the FTE rate therefor shall be the FTE rate in effect as of the date of notice of termination for a termination event described in this Section 11.5.

11.5.2  Clinical Trials.  In the event that any clinical trial of a Product being conducted by or on behalf of a Party or its Affiliate (such Party, the “Clinical Trial Party”) is on-going as of the effective date of any termination of this Agreement and the Clinical Trial Party is not the Party who will continue to have rights to develop, manufacture and commercialize such Product after such termination of this Agreement (the “Other Party”) (in the event of a termination of this

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement by either Party, the Other Party shall be Array with respect to any Product (other than a Product containing an Amgen Retained Compound) and shall be Amgen with respect to any Product containing an Amgen Retained Compound), then the following shall apply:

(a)  Upon written request of the Other Party no later than [***] prior to the effective date of termination of this Agreement, and provided that the Other Party can demonstrate [***], the Clinical Trial Party shall reasonably cooperate to transfer responsibility for such clinical trial to the Other Party or its designee as expeditiously as possible in an orderly manner and in compliance with Law and common standards of pharmaceutical practice, and, in such event, shall cooperate to facilitate the transfer to the Other Party of, as applicable, regulatory filings, CRO contracts, site agreements and the like as expeditiously as possible and in compliance with applicable Law and common standards of pharmaceutical practice, provided that (i) in no event shall the Clinical Trial Party’s obligation hereunder extend longer than [***] from the effective date of termination of this Agreement, (ii) the Clinical Trial Party shall remain responsible for the costs of conducting such clinical trial up to the effective date of termination of this Agreement, and the Other Party shall be responsible for out-of-pocket costs of conducting such clinical trial incurred after the effective date of termination of this Agreement (including without limitation for costs incurred by the Clinical Trial Party after the effective date of such termination of the Agreement but prior to completion of transfer of responsibility for such clinical trial to the Other Party, which out-of-pocket costs shall be reimbursed quarterly after receipt of an invoice therefor from the Clinical Trial Party), and (iii) all documented out-of-pocket costs of the Clinical Trial Party in transferring such clinical trial shall be reimbursed or otherwise paid for by the Other Party to the extent reasonably incurred; and

(b)  In the event that the Other Party does not request in writing to the Clinical Trial Party to transfer responsibility to the Other Party for the conduct of such on-going clinical trial of a Product [***] to the effective date of termination of this Agreement or if the Clinical Trial Party notifies the other Party in writing [***], then the Clinical Trial Party shall wind-down such on-going clinical trial as expeditiously as possible, consistent with the Clinical Trial Party’s ethical and regulatory obligations and in compliance with Law and common standards of pharmaceutical practice, provided that all out-of-pocket costs of the Clinical Trial Party in winding-down such clinical trial shall be borne by the Clinical Trial Party.

For purposes of this Section 11.5.2 and Section 11.3, a clinical trial shall be deemed to be “on-going” from the time the first patient is dosed in such trial until the last patient has received the last dose in such trial.

11.5.3  Accrued Rights, Surviving Obligations.  Termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any liabilities which shall have accrued prior to such termination, relinquishment or expiration, including, to the extent applicable, the payment obligations under Article VI hereof and any and all damages arising from any breach hereunder.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.5.4  Survival.  Article 1 and Sections [***] shall survive the expiration and any termination of this Agreement; and Section [***] and Article [***] shall survive the expiration but not an earlier termination (except as provided below) of this Agreement.  Except as provided in this Section 11.5.4, or as otherwise provided in this Section 11.5, all obligations of each Party under this Agreement shall terminate upon any termination of this Agreement.

11.5.5  Effect of Certain Terminations.  In the event of a termination of this Agreement pursuant to Section 11.3, or termination by Array pursuant to Section 11.2 or Section 11.4, all [***] under this Agreement shall be deemed “Abandoned Products.”  Promptly after termination of this Agreement pursuant to Section 11.3, or termination by Array pursuant to Section 11.2 or Section 11.4, Amgen shall assign and transfer to Array the regulatory filings pertaining to each Abandoned Product.  Should Amgen have any inventory of the Abandoned Products suitable for use in clinical trials, then Amgen and Array shall, upon request by Array, negotiate in good faith for Amgen to sell such inventory to Array (which sale would include an appropriate indemnity from Array for any liability resulting from use of such inventory).  If any Abandoned Product is being commercialized as of the date of any such termination, the Parties will agree upon a plan to transition the commercialization of such Abandoned Product from Amgen to Array as soon as reasonably practicable.  To facilitate continued access to Product by existing patients, Amgen (and, if applicable, its Sublicensees) shall have the right, but not the obligation, to continue to sell such Abandoned Product after any such termination in countries where such Abandoned Product was sold prior to such termination (subject to the payment to Array of royalties on Net Sales on the terms set forth in this Agreement), provided however, that (i) such right shall terminate, on a country-by-country basis, subject to Amgen’s ethical and safety obligations and compliance with Law, upon the earlier of (A) as soon as practicable, but in no event later than thirty (30) days, after transfer of the Marketing Approval for such Abandoned Product in such country to Array or (B) within ninety (90) days of such time that Array or a sublicensee of Array begins to commercially sell such Abandoned Product in the applicable country and Amgen’s receipt of a notice thereof from Array (such period of time, the “Post-Term Sales Period”), (ii) such Abandoned Product shall not be sold at discounts greater than the discounts previously provided to such purchaser for the Abandoned Product in the applicable country, and (iii) Amgen agrees to cease, and shall use reasonable efforts to wind-down as quickly as reasonably practicable, its promotion and marketing of the Abandoned Product after termination of this Agreement.  Upon request of Array following any such termination of this Agreement by Array pursuant to Section 11.2 for Amgen’s material breach, by Array pursuant to Section 11.4, or by Amgen pursuant to Section 11.3, Amgen shall reasonably cooperate with Array, as may be reasonably requested by Array, to put Array in contact with Third Party manufacturers that are as of the effective date of such termination, manufacturing Abandoned Products for, and pursuant to a contract with, Amgen and reasonably cooperate in the transfer of manufacturing arrangements regarding Abandoned Products to Array (which may include, where reasonable and permitted by such contractual arrangements, assignment to Array of contracts to the extent related to Abandoned Products).

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.5.6  Effect on Licenses to Amgen.  Upon any termination of this Agreement by either Party, all licenses granted to Amgen, and all licenses granted to Array except for the licenses granted pursuant to Section 5.3, hereunder shall concurrently terminate; except that the licenses granted to Amgen hereunder shall survive, on a non-exclusive basis, during the Post-Term Sales Period solely with respect to sales of Abandoned Products as described in Section 11.5.5.  Upon any termination of this Agreement by Array pursuant to Section 11.2 for Amgen’s material breach, by Array pursuant to Section 11.4, or by Amgen pursuant to Section 11.3, then the license granted to Array pursuant to Section 5.3 shall survive as set forth therein.  In the event that this Agreement is terminated by Amgen pursuant to Section 11.2 for Array’s material breach or by Amgen pursuant to Section 11.4, all licenses granted to Array hereunder shall terminate and, upon written request of Array, the Parties agree to negotiate in good faith for Array to obtain a license of the same scope as set forth in Section 5.3, on mutually acceptable terms and conditions.

11.6     Termination Not Sole Remedy.  Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available except as agreed or otherwise provided herein.

11.7     Change of Control; Termination of Co-Promotion Right.  Array will give Amgen written notice [***] the public announcement or disclosure of, or if earlier the signing of any agreement for, a proposed Change of Control of Array.  In the event of the occurrence of, signing of an agreement for, or public announcement or disclosure of, a Change of Control of Array involving a Third Party that is an Industry Buyer, Amgen will have the right [***] (i) immediately upon written notice to Array if Array has not [***], or (ii) if Array has [***], upon at least [***] and no more than [***] notice (as specified by Amgen in its notice), and Array shall continue to [***] in accordance with this Agreement during the notice period and shall, as directed by Amgen (including with respect to timing), [***] and in compliance with Law and common standards of pharmaceutical practice.  For clarity, in the event of such a notice of [***] by Amgen pursuant to this Section 11.7 of [***], [***], but the other provisions of this Agreement shall not terminate, and this Agreement shall otherwise continue in effect unless and until it expires or is terminated in accordance with this Article XI.  “Industry Buyer” means an entity that (x) together with its affiliates, in the calendar year preceding the applicable Change of Control of Array, has annual pharmaceutical and/or biotechnology revenues of more than [***], or (y) at the time of the applicable Change of Control of Array has a product for which it has either filed an application for Marketing Approval (which application remains pending), or has obtained Marketing Approval, in the United States or a Major European Country (1) [***], or (2) [***]; in any such case, unless [***].

ARTICLE XII - MISCELLANEOUS

12.1     Publicity.  Each of the Parties hereto agrees not to disclose to any Third Party any terms of this Agreement that are not then publicly available, without the prior written consent of the other Party hereto; except to advisors and actual or potential investors (excluding biotechnology or pharmaceutical companies or their affiliates, except financial entities that own or control one or

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

more biotechnology or pharmaceutical companies as part of a portfolio and do not operate biotechnology or pharmaceutical companies as a primary line of business (e.g., private equity firms)), acquirers, actual or potential licensees of Amgen or sublicensees hereunder, or actual or potential licensees of Array in connection with any Compound or Product after any termination of this Agreement, or Contractors used in the Program, in each case on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by Law.   Notwithstanding the foregoing, the Parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding Question & Answer outline for use in responding to inquiries about the Agreement.  Each Party shall to the extent consistent with Law limit the disclosure of the terms set forth in this Agreement (such as by requesting confidential treatment of such terms in documents required to be filed with the U.S. Securities and Exchange Commission).  If any such disclosure is required to be made by either Array or Amgen (the “Disclosure Party”) by Law, the Disclosure Party shall provide a proposed draft to the other Party of any intended press releases or other public disclosure as soon as practicable and when possible at least ten (10) business days in advance of its proposed release.  The other Party shall consider the Disclosure Party’s request to make such press release or statement and within five (5) business days of receiving such press release or statement or sooner if reasonably requested by the Disclosure Party, indicate to the Disclosure Party whether it requests that any changes be made prior to the release thereof, and the Disclosure Party shall make any changes reasonably requested by the other Party prior to making such press release or other public disclosure, unless the making of such changes would, in the Disclosure Party’s reasonable belief, put  the Disclosure Party in violation of a legal requirement to disclose a material fact pursuant to Law.  Notwithstanding the foregoing, if Law, in the opinion of counsel, requires disclosure in a time frame that makes prior disclosure by the Disclosure Party to the other Party in accordance with the foregoing procedures impractical under the circumstances, the Disclosure Party may make such disclosure provided that it promptly provides such disclosure to the other Party.  Subsequent disclosures consistent with past disclosures shall, to the extent still accurate, be allowed in the usual course of business.  Array will not issue any press releases with respect to the progress of or activities under the Program, without Amgen’s prior consent; which will not be unreasonably withheld with respect to a press release disclosing the achievement of [***], provided that, subject to Law, Array will use reasonable efforts to cooperate with Amgen as to the timing of such release so that Amgen has the first opportunity to announce such event and as to the content of such disclosure.

12.2     Overall Management of Collaboration.

12.2.1  Joint Steering Committee.  The Parties shall establish an overall committee (“Joint Steering Committee,” or “JSC”) to oversee the relationship of the Parties hereunder, including discussing the progress of the Products and any significant issues under this Agreement.  The Joint Steering Committee shall be comprised of one (1) member each from Array and Amgen, with the members selected from management of each Party.  Unless otherwise agreed, the Joint Steering Committee shall at all times include Array’s Chief Executive Officer, and Amgen’s Vice President, Development.  The Joint Steering Committee shall meet at least annually.  Unless

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

otherwise agreed by the Parties, all meetings for the Joint Steering Committee shall be held on an alternating basis between Array’s facilities and Amgen’s facilities.

12.2.2  Termination of Committee Participation.  Array can elect at any time after the termination of the Discovery Program Term, on ten (10) days prior notice to Amgen, to withdraw from participation in the JSC, JDC and, if applicable, the JCC, in which case such committees shall be disbanded upon such withdrawal.  Thereafter, all information that the Parties were obligated to disclose to such committees shall be disclosed directly between the Parties.

12.3     Governing Law.  This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the State of New York, U.S.A., without reference to conflicts of laws principles.

12.4     Assignment.

12.4.1  General.  This Agreement shall not be assignable by either Party to any Third Party hereto without the written consent of the other Party hereto; except either Party may assign this Agreement, without such consent, to an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains (whether by merger, reorganization, acquisition, sale or otherwise), and agrees in writing to be bound by the terms and conditions of this Agreement.  It is understood that the provisions of Section 12.4.2 shall apply in the event of assignment of this Agreement under the circumstances described therein.  If any permitted assignment would result in withholding or other similar taxes becoming due on payments from the assigning Party to the other Party under this Agreement, the assigning Party shall be responsible for all such taxes resulting from such assignment, and the amount of such taxes shall not be withheld or otherwise deducted from any amounts payable to other Party.  No assignment and transfer shall be valid and effective unless and until the assignee/transferee agrees in writing to be bound by the provisions of this Agreement.  The terms and conditions shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties.  Any assignment of this Agreement not in accordance with this Section 12.4.1 shall be null and void and of no force or effect.

12.4.2  Certain Matters Relating to Acquisitions.  In the event (i) Amgen assigns this Agreement to an entity that acquires all or substantially all of the business or assets of Amgen, or (ii) Amgen merges or consolidates or enters into a similar transaction with an entity in which such entity becomes an Affiliate of Amgen (each such event, a “Subject Transaction”), and, as a result of the Subject Transaction, Amgen (or its successor) is thereafter required to divest, or chooses to license, one or more Products to a Third Party, then, if Amgen (or its successor) elects to do so in the form of a bidding process, Amgen (or its successor) shall notify Array and provide Array the opportunity to participate in such bidding process.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.5     Performance Warranty.  Each Party may utilize its Affiliates in fulfilling its obligations and exercising its rights under this Agreement.  Each Party shall be responsible for and guarantees the performance of any and all obligations hereunder on behalf of its Affiliate(s).

12.6     Compliance with Law.  Each Party shall comply with all Law in connection with its research, development and commercialization of Compounds and Products hereunder and in performing its activities under this Agreement.

12.7     Notices.  All notices, requests and communications hereunder shall be in writing and shall be personally delivered or sent by facsimile transmission (confirmed by prepaid registered or certified mail, return receipt requested or by international express delivery service) (e.g., Federal Express), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by international express courier service, and shall be deemed to have been properly served to the addressee upon receipt of such written communication, to the following addresses of the Parties, or such other address as may be specified in writing to the other Party hereto:

If to Array,

addressed to:                  Array BioPharma Inc.

3200 Walnut Street

Boulder, Colorado 80301

Attention: Chief Operating Officer

Telephone: [***]

Telecopy: [***] ]

With copy to:                  Array BioPharma Inc.

3200 Walnut Street

Boulder, Colorado 80301

Attention: General Counsel

Telephone: [***]

Telecopy: [***]

If to Amgen,

addressed to:                  Amgen Inc.

One Amgen Center Drive

Thousand Oaks, CA 91320-1799

Attention: Corporate Secretary

Telephone: [***]

Telecopy: [***]

With a copy to:              Vice President, Corporate Development

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, CA 91320-1799

Telephone: [***]

Telecopy: [***]

12.8     Waiver.  Neither Party may waive or release any of its rights or interests in this Agreement except in writing.  The failure or either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

12.9     Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

12.10   Entire Agreement.  This Agreement set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understanding between the Parties relating to the subject matter hereof.  There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the Parties relating to the subject matter hereof other than as set forth herein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

12.11   Independent Contractors.  Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties.  Each Party is an independent contractor.  Neither Party shall assume, either directly or indirectly, any liability of or for the other Party.  Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

12.12   Headings.  Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

12.13   Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.14   Construction.  The definitions of the terms herein will apply equally to the singular and plural forms of the terms defined.  The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.”  The Parties each acknowledge that they have had the advice of counsel with respect to this Agreement, that this Agreement has been jointly drafted, and that no rule of strict construction will be applied in the interpretation hereof.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) any reference to any Law herein will be construed as referring to such Law as from time to time enacted, repealed or amended, (iii) any reference herein to any person will be construed to include the person’s permitted successors and assigns, (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (v) all references herein to Articles, Sections or Exhibits, unless otherwise specifically provided, will be construed to refer to Articles, Sections or Exhibits of this Agreement.

12.15   Force Majeure.  No failure or omission by the Parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor shall it create any liability if the same shall arise from any cause or causes beyond the reasonable control of the affected Party, including the following, which for purposes of this Agreement shall be regarded as beyond the control of the Party in question: acts of nature; acts or omissions of any government; any rules, regulations, or orders issued after the Effective Date by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and lockouts or the like; provided that the Party so affected shall promptly notify the other Party in writing and shall use its commercially reasonable efforts to avoid or remove such causes of nonperformance, and to mitigate the effect of such occurrence, and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

12.16   Further Assurances.  Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder, including that, upon request of Amgen, Array will execute short-form license documents that can be filed to evidence and perfect Amgen’s rights hereunder.

[Remainder of page intentionally blank.  Signature page follows.]

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date and year first above written.

Array BioPharma Inc.		Amgen Inc.

By:	/s/ Robert Conway	By:	/s/ Kevin Sharer

Name:	Robert Conway	Name:	Kevin Sharer

Title:	Chief Executive Officer	Title:	Chief Executive Officer

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***]

[ * ] = Confidential treatment of certain confidential information contained in this document, marked by brackets, is being sought pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.